As filed with the Securities and Exchange Commission on April 1, 2021
File No. 000-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
NC SLF INC.
(Exact name of registrant as specified in charter)

Maryland	86-2404661
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

430 Park Avenue, 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 207-2003
(Registrant’s telephone number, including area code)
with copies to:

John McCally Managing Director, Associate General Counsel Nuveen, LLC 8500 Andrew Carnegie Blvd Charlotte, NC 28262	Christopher Rohrbacher Managing Director, Associate General Counsel Nuveen, LLC 333 W. Wacker Dr., 33rd Floor Chicago, IL 60606	Steven B. Boehm Vlad M. Bulkin Eversheds Sutherland (US) LLP 700 Sixth Street, NW Washington, DC 20001
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period from complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
NC SLF Inc. is filing this registration statement on Form 10 (this ‘‘Registration Statement’’) under the Securities Exchange Act of 1934, as amended (the ‘‘1934 Act’’), on a voluntary basis to permit it to file an election to be regulated as a business development company (a ‘‘BDC’’), under the Investment Company Act of 1940, as amended (the ‘‘1940 Act’’), and to provide current public information to the investment community.
In this Registration Statement, except where the context suggests otherwise:
•the terms ‘‘Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our’’ refers to NC SLF Inc.;
•the terms ‘‘Investment Adviser’’ or “Churchill” refer to Churchill Asset Management, LLC; and
•the term “Administrator” refers to Nuveen Churchill Administration LLC.
The Company is an ‘‘emerging growth company,’’ as defined in the Jumpstart Our Business Startups Act of 2012. As a result, the Company is eligible to and will take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. ‘‘Item 1. Business—Emerging Growth Company.’’
Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. The Commission maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.
In connection with the foregoing, we will file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.
This Registration Statement registers shares of the Company’s common stock, par value $0.01 per share (“Shares,” each a “Share”), under the 1934 Act, however, prospective investors should note that:
•our Shares may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of by a shareholder without the prior written consent of the Investment Adviser;
•our Shares are not currently listed on an exchange, and it is uncertain whether they will be listed or whether a secondary market will develop;
•repurchases of Shares by us, if any, are expected to be very limited; and
•an investment in our Shares may not be suitable for investors who may need the money they invest in a specified time frame.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•the impact of fluctuations in interest rates on our business and our portfolio companies
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Investment Adviser and/or its affiliates;
•the ability of our portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of our investments;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Investment Adviser to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Investment Adviser to retain highly talented professionals;
•our ability to qualify and maintain our qualification as a regulated investment company (a “RIC”) and as a BDC; and
•the impact of future legislation and regulation on our business and our portfolio companies.
Additionally, our actual results and financial condition may differ materially as a result of the continued impact of the novel coronavirus (“COVID-19”) pandemic, including, without limitation:
•the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak;

•the ongoing effect of the COVID-19 pandemic on our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives; and
•and the ongoing effect of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business (including on our ability to source and close new investment opportunities) and on the availability of equity and debt capital and our use of borrowed money to finance a portion of our investments.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in ‘‘Item 1A. Risk Factors’’ and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

ITEM 1. BUSINESS.
We were formed on January 29, 2021 as a corporation under the laws of the state of Maryland. We expect to conduct a private offering of our Shares to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the ‘‘1933 Act’’) in reliance on exemptions from the registration requirements thereunder. We anticipate commencing our loan origination and investment activities on the date we issue Shares to persons not affiliated with the Investment Adviser, which we refer to as the ‘‘Initial Closing Date.’’ We expect the Initial Closing Date to occur as soon as reasonably practicable after we have filed our election to be regulated as a BDC under the 1940 Act, which is expected to occur by the conclusion of the second quarter of 2021. We may conduct subsequent closings (each, a ‘‘Subsequent Closing’’) at times during our Investment Period (as agreed to at the time of our Initial Closing Date, the ‘‘Investment Period’’) at the sole discretion of our board of directors (the “Board”). Pursuant to the subscription agreement, the Company shall commence the wind up of operations two years following the expiration of the Investment Period, subject to additional extensions, each for an additional one year period, upon approval of the holders of a majority of the Company’s then outstanding Shares.
Prior to the Initial Closing Date, we will file an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). As a BDC and a RIC, we are required to comply with certain regulatory requirements. See ‘‘—Operating and Regulatory Environment’’ and ‘‘—Certain U.S. Federal Income Tax Considerations.’’
We may make investments through wholly owned subsidiaries. Such subsidiaries are expected to be organized as corporations or limited liability companies and will not be registered under the 1940 Act. These subsidiaries may be formed to obtain favorable tax benefits or to obtain financing on favorable terms due to their bankruptcy-remote characteristics. Our Board has oversight responsibility for our investment activities, including our investment in any subsidiary, and our role as sole shareholder of any subsidiary. To the extent applicable to the investment activities of a subsidiary, the subsidiary will follow the same compliance policies and procedures as the Company. We would ‘‘look through’’ any such subsidiary to determine compliance with our investment policies, and would generally expect to consolidate any such wholly-owned subsidiary for purposes of our financial statements and compliance with the 1940 Act. Furthermore, we intend to comply with the current requirements under the Code and Treasury Regulations (defined below) for income derived from our investment in the subsidiary to be treated as ‘‘qualifying income’’ from which a RIC must derive at least 90% of its annual gross income. See ‘‘—Certain U.S. Federal Income Tax Considerations.’’
The investments that we intend to invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as ‘‘leveraged loans’’, ‘‘high yield’’ or ‘‘junk’’ debt investments, and may be considered ‘‘high risk’’ or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value and income distributions. In addition, many of the investments we could potentially acquire in the secondary market may also have less restrictive covenant terms that provide us with fewer protections, called ‘‘covenant-lite’’ loans, that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.
Because we intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See ‘‘—Certain U.S. Federal Income Tax Considerations.’’ In addition to those diversification requirements, we will generally seek not to invest more than 2% of the sum of (i) our investors’ aggregate capital commitments to us (each, a ‘‘Capital Commitment’’) plus (ii) Target Leverage (as defined below), as determined at the time of investment, in any single Portfolio Company (as defined below).
In accordance with the 1940 Act and the Small Business Credit Availability Act, we are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 150% (i.e., we can borrow $2 for every $1 of equity), if certain requirements are met. In connection with the organization of the Company, the Board has authorized, and and the Company’s sole initial shareholder is expected to authorize, the Company to adopt the 150% Asset Coverage Ratio.
Notwithstanding the foregoing, we intend to utilize leverage approximately at a 1:1 debt to equity ratio; provided, however, that such intended target leverage ratio may be adjusted from time to time in consultation with the Board (such 1:1 debt to equity ratio, as adjusted from time to time, is referred to as “Target Leverage”). The use of borrowed funds or the proceeds of preferred shares issued by the Company (the ‘‘Preferred Shares’’) to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing Preferred Shares would be borne by the holders of the Shares (each, a ‘‘Shareholder’’). The Company does not intend to issue preferred stock, including during the first twelve months following effectiveness of this Registration Statement. See ‘‘Item 1A. Risk Factors—We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us.’’
The Investment Adviser
Churchill Asset Management LLC (the ‘‘Investment Adviser’’) is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the ‘‘SEC’’) under the Investment Advisers Act of 1940, as amended (the ‘‘Advisers Act’’). In addition to serving as investment adviser to the Company, the Investment Adviser manages other middle-market investment strategies for affiliated entities such as Teachers Insurance and Annuity Association of America (“TIAA”), its ultimate parent company, as well as for third-party institutional investors such as the Company, private funds and accounts, and Nuveen Churchill Direct Lending Corp., a BDC. As of December 31, 2020, Churchill manages (directly or as a sub-adviser) $24.8 billion of committed capital in a BDC, separate accounts, collateralized loan obligation vehicles (“CLOs”) and private funds investing in private middle-market leveraged loans, subordinated debt, private equity and related strategies. The investment advice that Churchill provides through its team of investment professionals dedicated to Senior Loan investment opportunities (the “Senior Loan Investment Team”) is limited primarily to investments in first-lien secured and unitranche loans made principally to private U.S. middle market companies whose typical profile is consistent with below-investment grade debt ratings categories and that are, in most cases, controlled by private equity investment firms. As of December 31, 2020, the Senior Loan Investment Team manages $9.4 billion of committed capital.
The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services pursuant to the investment advisory and management agreement (the ‘‘Investment Management Agreement’’) by and between the Investment Adviser and us. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments.
All investment decisions for the Company require the unanimous approval of the members of an investment committee comprised of senior investment personnel of the Investment Adviser’s Senior Loan Investment Team (the “Investment Committee”). For additional information on the investment committee, see ‘‘Investment Committee.’’
The Administrator
We will enter into an administration agreement (the ‘‘Administration Agreement’’) with Nuveen Churchill Administration LLC (the ‘‘Administrator’’), under which the Administrator will provide administrative services for us, including arranging office facilities for us and providing office equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, the Administrator will also perform, or oversee the performance of, our required administrative services, which includes being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC and providing the services of our chief financial officer, chief compliance officer, and their respective staffs. In addition, the Administrator will assist us in determining and publishing our net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our stockholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. The Administrator may also provide on our behalf managerial assistance to our portfolio companies.
To the extent (i) ‘‘benefit plan investors’’, as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) and any regulations promulgated thereunder (‘‘Benefit Plan Investors’’), hold 25% or more of our outstanding Shares, and (ii) our Shares do not qualify as publicly- offered securities under ERISA regulation §2510.3-101(b)(2) (“Publicly-offered Securities”), our Administrator will outsource certain of its administrative functions, including, among other things, those relating to the valuation of our investment portfolio, to one or more unaffiliated third-parties (each, a ‘‘Sub-Administrator’’). In addition, during such time period, our Administrator will not be entitled to reimbursement for our allocable portion of the compensation of, or other expenses pertaining to, any personnel employed by the Administrator or any of its affiliates that may perform services for us, including our chief financial officer, chief compliance officer and their respective staffs. Nor will the Administrator be entitled to reimbursement for our allocable portion of its overhead expenses during such period. To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs.
Competition
We will compete for investments with a number of BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of financing. Many of these entities have greater financial and managerial resources than we do. We believe we will be able to be competitive with these entities primarily on the basis of the experience and contacts of our management team, our responsive and efficient investment analysis and decision-making processes, the investment terms we offer, the model that we employ to perform our due diligence with the broader Churchill team and our model of investing in companies and industries we know well.
We believe that some of our competitors may make investments with interest rates and returns that are comparable to or lower than the rates and returns that we target. Therefore, we do not seek to compete solely on the interest rates and returns that we offer to potential portfolio companies. For additional information concerning the competitive risks we face, see “Item 1A.—Risk Factors.”
Investment Objective and Portfolio
We will seek to generate current income and capital appreciation primarily by investing in or originating first lien and unitranche leveraged loans made to private-equity owned U.S. middle-market companies that require capital for growth, acquisitions, recapitalizations, refinancings and leveraged buyouts, which the Investment Adviser believes have sustainable, leading positions in their respective markets with scalable revenues and operating cash flow, experienced management teams, and other positive business characteristics. We expect to make investments through both primary originations and open-market secondary purchases. We will predominantly target investments in U.S. middle market businesses. We define middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization (‘‘EBITDA’’) of approximately $10 million to $200 million. We will also be permitted to make protective investments, including in connection with restructurings (but subject to applicable considerations under ERISA at any time prior to the earlier of (i) our completion of an initial public offering (“IPO”) and subsequent listing of our equity securities on a national securities exchange and (ii) such time that Benefit Plan Investors hold less than 25% of our outstanding Shares). The Company will focus on privately originated debt to performing U.S. middle market companies, with a portfolio expected to comprise primarily of first-lien senior secured debt and unitranche loans (other than last-out positions in unitranche loans) (collectively “Senior Loans”). The investments acquired by us are collectively referred to as “Portfolio Investments.” “Portfolio Company” means an entity in which a Portfolio Investment is made.

We plan to invest our available capital, which includes funds available for investment from time-to-time, including both drawn and undrawn Capital Commitments (as defined below), but excluding funds set aside for distributions to our Shareholders or reserved for estimated future expenses, in assets that would be considered senior secured investments.
Investment Criteria
The Investment Adviser has identified the following investment criteria and guidelines for use in evaluating prospective Portfolio Companies. However, not all of these criteria and guidelines will be met in connection with each of our investments. Target Portfolio Companies will typically exhibit some or all of the following characteristics:
•annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $10 million - $200 million;
•significant cash equity capitalization supported by a private equity sponsor;
•sustainable leading positions in their respective markets;
•scalable revenues and operating cash flow;
•experienced management teams with successful track records and the ability to successfully operate in a leveraged environment and to adapt to challenging economic or business conditions;
•strong recurring revenue or “re-occurring” revenue, with good visibility of backlog and revenue;
•stable, predictable cash flows with low technology and market risks;
•diversified product offering and customer base;
•low capital expenditure requirements;
•a North American base of operations;
•strong customer relationships;
•products, services or distribution channels having distinctive competitive advantages;
•defensible niche strategy or other barriers to entry.
While Churchill believes that the criteria listed above is important in identifying and investing in prospective Portfolio Investments, not all of these criteria necessarily will be met by each prospective Portfolio Company. In addition, subject to its Charter and Bylaws, the Company may change its investment objective and/or investment criteria over time without notice to or consent from shareholders.
Summary of Key Attributes of Middle Market Senior Loans
Churchill believes that investments in Senior Loans of middle market corporate borrowers have attributes that offer attractive risk/reward characteristics, including:
•Compelling economic and market fundamentals that support the need for Senior Loan capital and improved competitive dynamics for non-traditional lenders;
•“Buy-and-hold” investments that emphasize a high-touch relationship alignment with sponsors and the lending club;

•Floating-rate loans that provide protection against increases in interest rates, with middle market loans typically containing floating rate floors in the event a lower-interest rate environment returns;
•Small lending groups to facilitate more effective restructurings when necessary;
•Higher proportion of sponsor equity (typically 40% or greater) and increased likelihood of sponsors supporting troubled situations with additional equity as compared to the broadly syndicated loan market;
•Attractive yield premiums relative to public market credit and broadly syndicated debt strategies;
•Strong return potential relative to risk profile;
•Significant downside protection due to capital structure seniority, tighter structure than publicly traded loan investments in the broadly syndicated market (in the form of covenants), private equity sponsor backing, and deep due diligence; and
•Favorable supply/demand dynamic with strong sponsor relationships and high-hold capacities providing steady flow of attractive opportunities for well-positioned lenders.
Investment Committee
All investment decisions for the Company require the unanimous consent of the members of the Senior Loan Investment Team’s Investment Committee, currently comprised of Ken Kencel, Randy Schwimmer, Christopher Cox, Mathew Linett and Shai Vichness. The Investment Committee may be advised by certain senior investment professionals of the Senior Loan Investment Team from time to time. The Investment Committee will draw upon the experience of the Senior Loan Investment Team to source and evaluate investments. The Senior Loan Investment Team has on average more than 25 years of industry experience and has focused expertise in originating, underwriting, and monitoring middle market investments. In addition, many of the members of the Senior Loan Investment Team have held senior management and other positions at a number of leading middle market firms and have existing relationships with many of the active participants in the middle market. As a result, they expect that the Company will be well positioned to take advantage of the demand for capital in the middle market, particularly from private equity sponsored companies, a market segment where the Investment Adviser has years of investing experience.
Ken Kencel, President and Chief Executive Officer, Churchill
Kenneth J. Kencel serves as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of Churchill. Throughout his career in the investment industry he has accrued a broad range of experience in leading middle market businesses.
Previously, Mr. Kencel served as president and a director of Carlyle GMS Finance (Carlyle’s publicly traded business development company). Prior to that he founded and was president and CEO of Churchill Financial, served as head of leveraged finance for Royal Bank of Canada and was head of Indosuez Capital, a leading middle market merchant banking and asset management business. Mr. Kencel also helped to found the high yield finance business at both Chase Securities (now JP Morgan) and SBC Warburg (now UBS).
Mr. Kencel graduated with a B.S., magna cum laude, in Business Administration from Georgetown University and a J.D. from Northwestern University School of Law. He serves on the Pension Investment Advisory Committee for the Archdiocese of New York, the Board of Trustees of Canisius High School and the Advisory Board of Teach for America (Connecticut). Mr. Kencel is a guest lecturer at Boston University Questrom School of Business and a former member of the Board of Advisors and Adjunct Professor at the McDonough School of Business at Georgetown University.

Randy Schwimmer, Senior Managing Director, Head of Origination & Capital Markets, Churchill
Durant D. (“Randy”) Schwimmer supervises origination and capital markets for Churchill’s Senior Loan Investment Team. He is widely credited with developing loan syndications for middle market companies. Mr. Schwimmer brings 30 years of experience in middle market finance to Churchill, having served as a Senior Managing Director and Head of Capital Markets & Indirect Origination at Churchill Financial. In those positions, he took responsibility for all loan capital markets activities and for managing the firm’s indirect origination platform. Before then, Mr. Schwimmer worked as Managing Director and Head of Leveraged Finance Syndication for BNP Paribas. He spent 15 years at JP Morgan Chase in Corporate Banking and Loan Syndications, where he originated, structured, and syndicated leveraged loans. Mr. Schwimmer graduated from Trinity College with a cum laude B.A. He earned his M.A. from the University of Chicago.
Shai Vichness, Senior Managing Director and Chief Financial Officer, Churchill
Shai Vichness serves as Chief Financial Officer and Treasurer of the Company and as a Senior Managing Director and the Chief Financial Officer of Churchill. Previously, as Managing Director and Head of Senior Leveraged Lending for Nuveen, Mr. Vichness was responsible for initiating Nuveen’s investment program in middle market senior loans and was directly involved in the launch of Churchill as an affiliate in 2015. Since the launch of Churchill, Mr. Vichness has been a member of Churchill’s Investment Committee and has been actively engaged in the management of the firm, including the development of its infrastructure and operations. Mr. Vichness joined Nuveen in 2005 and has spent his entire career in the private debt markets, with a significant amount of time spent in the firm’s workout and restructuring department. Mr. Vichness holds a BBA from Baruch College, CUNY and is a CFA charterholder.
Christopher Cox, Senior Managing Director & Chief Risk Officer, Churchill
Christopher Cox serves as Chief Risk Officer of Churchill. Previously, he was a principal of Carlyle GMS Finance and was a managing director and Chief Risk Officer for Churchill Financial, which he joined in 2006. In this role, he was responsible for overseeing the company’s risk management infrastructure, including all risk management process and policies. Prior to this, Mr. Cox was a senior vice president at GE Commercial Finance (a division of GE Capital) from 1997 to 2006, where he held various risk management roles within the corporate lending group, focusing on middle market transactions. Mr. Cox also worked at Gibbs & Cox, Inc. in New York, NY. Mr. Cox received his B.S. in civil engineering from Tufts University and his MBA from Fordham University.
Mathew Linett, Senior Managing Director, Head of Underwriting and Portfolio Management, Churchill
Mathew Linett serves as Senior Managing Director, Head of Underwriting for the Senior Loan Investment Team of Churchill. He brings approximately 25 years of leveraged finance experience with a strong emphasis on the middle market. He has invested at all levels of the capital structure including senior secured loans, public and private mezzanine debt, as well as private equity co-investments. In addition, he has significant distressed debt experience both as an investor in the secondary market as well as through direct workouts of middle market loans. Previously, he was a Credit Portfolio Manager at Loeb King Capital and Havens Advisors, a Senior Vice President at Jefferies & Co., as well as a Vice President at Indosuez Capital, a middle market merchant banking and asset management business. Mr. Linett and Mr. Kencel worked closely together at Indosuez Capital. Mr. Linett graduated cum laude from the University of Pennsylvania’s dual degree program with a B.S. in economics from the Wharton School and a B.A. (honors) in international relations from the College of Arts and Sciences.
Other Senior Investment Professionals of Churchill
David Heilbrunn, Senior Managing Director, Head of Product Development & Capital Raising, Churchill
David A. Heilbrunn leads product development & capital raising for Churchill, focusing on strategic initiatives, structuring new products and developing important institutional client relationships. He is also responsible for optimizing the firm’s various financing arrangements and supervises Churchill’s CLO platform. Prior to joining in 2017, Mr. Heilbrunn held senior roles at several firms, including managing director of Fifth Street Asset Management; managing director of The Carlyle Group; senior managing director and Head of Corporate Strategy & Development for Churchill Financial; and managing director and CDO Group Head for Bear Stearns & Co. and JP Morgan. Mr. Heilbrunn received an M.B.A., with Distinction, from the Ross School of Business at the University of Michigan and a B.S. in accounting, magna cum laude, from The State University of New York at Albany in 1987.
Investment Structure
We will target debt investments that will yield current income that can support distributions to our common stockholders. Our debt investments will typically be structured with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our total return target.
The terms of our debt investments will be tailored to the facts and circumstances of the transaction and prospective Portfolio Company and structured to protect its rights and manage its risk while creating incentives for the Portfolio Company to achieve its business plan. A substantial source of return is the cash interest that we collect on our debt investments.
First-Lien Senior Secured Loans. We will typically obtain collateral from Portfolio Companies in support of the repayment of such loans. This collateral will take the form of first-priority liens on substantially all of the borrower’s assets, including the equity interests of its domestic subsidiaries. Our first-lien senior secured loans may provide for loan amortization in the early years of a loan, with the majority of the amortization deferred until loan maturity, with the expectation, and a contractual requirement of an excess cash flow sweep, that the borrower will often pre-pay the loan from cash flows in excess of the scheduled amortization. First-lien senior secured loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity.
Unitranche Loans. In connection with our investments in unitranche loans, it is expected that we will obtain security interests in substantially all of the assets of these Portfolio Companies that will serve as collateral in support of the repayment of these loans. This collateral will take the form of first-priority liens on substantially all of the borrower’s assets, including the equity interests of its domestic subsidiaries. Unitranche loans typically provide for loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity, with a contractual requirement for excess cash flow sweeps which reduce the average life of the loan. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. Our investments in unitranche loans may be in participations across the entire loan or through an agreement among lenders in participations in first-out term loans.
In addition, from time to time we may also enter into revolving credit facilities, bridge financing commitments, delayed draw commitments or other commitments which can result in providing future financing to a Portfolio Company. When we make a debt investment, we may be granted equity in the Portfolio Company in the same class of security as the sponsor receives upon funding.
Investment Selection and Process
The Investment Adviser views the investment process employed on behalf of the Company as consisting of four distinct phases described below:
Origination. The Senior Loan Investment Team will source middle market investment opportunities through the its network of relationships with private equity firms and other middle market lenders. The Senior Loan Investment Team believes that the strength and breadth of its relationships with numerous middle market private equity funds and overall deal sourcing capabilities should enable them to maximize deal flow, support a highly selective investment process, and afford the Company the opportunity to establish favorable portfolio diversification.
Credit Evaluation. The Senior Loan Investment Team intends to utilize a systematic, consistent approach to credit evaluation, with a particular focus on an acceptable level of debt repayment and deleveraging under a “base case” set of projections (the “Base Case”), which reflects a more conservative estimate than the set of projections provided by a prospective Portfolio Company, which the Senior Loan Investment Team refers to as the “Management Case.” The key criteria that the Senior Loan Investment Team intends to consider include (i) strong and resilient underlying business fundamentals, (ii) a substantial equity cushion in the form of capital ranking junior in right of payment to the Company’s investment and (iii) a conclusion that the overall Base Case and in most cases a “downside case” allows for adequate debt repayment and deleveraging. In evaluating a particular company, the Senior Loan Investment Team will put more emphasis on credit considerations (such as (i) debt repayment and deleveraging under a Base Case set of projections, (ii) the ability of the company to maintain a modest liquidity cushion under a Base Case set of projections, and (iii) the ability of the company to service its fixed charge obligations under a Base Case set of projections) than on profit potential and loan pricing. The Senior Loan Investment Team’s due diligence process for middle market credits will typically entail:
•a thorough review of historical and pro forma financial information;
•meetings and discussions with management;
•a review of loan documents and material contracts;
•third-party “quality of earnings” accounting due diligence;
•when appropriate, background checks on key managers;
•third-party research relating to the company’s business, industry, markets, products and services, customers and competitors;
•the commission of third-party analyses when appropriate;
•sensitivity of Management Case projections; and
•various cash flow analyses.

The following chart summarizes the investment process of the Senior Loan Investment Team:

•Assess each potential financing opportunity based on defined screening criteria, or “credit box”, with a commitment to provide initial feedback in a timely manner
•Evaluate worthwhile transactions through staged “Early Read” or “Matrix” process which employs proprietary screening and underwriting templates
•Selected transactions clear the “Early Read” or “Matrix” process and enter due diligence

•Understand sponsor investment thesis and risk considerations
•Assess qualitative factors, e.g., management meetings and site visit
•Evaluate industry diligence to determine market position and competitive advantage
•Review quarterly earnings, industry reports, and consultant reports
•Produce financial models including management projections, proprietary base case projections, and break-even analysis

•Prepare Investment Approval Memorandum for review and approval by the Investment Committee of the Investment Adviser
•Review and negotiate transaction documents
•Closing Memo documents any changes from approval or provides results of any additional post-approval due diligence
•Closing Memo required for funding

Execution. In executing transactions, the Senior Loan Investment Team will apply what it believes is a thorough, consistent approach to credit evaluation, and maintain discipline with respect to credit, pricing and structure to ensure the ultimate success of the financing. Upon completion of due diligence, the investment professionals working on a proposed Portfolio Investment will deliver a memorandum to the Investment Committee for approval. Once an investment has been approved by a unanimous vote of the Investment Committee, it will move through a series of steps, including an in-depth review of documentation by deal teams, negotiation of final documentation, including resolution of business points and the execution of original documents held in escrow. Upon completion of final documentation, a Portfolio Investment is funded after execution of a final closing memorandum.
Portfolio Company Monitoring
The Senior Loan Investment Team views active portfolio monitoring as a vital part of the investment process and further considers regular dialogue with company management and sponsors as well as detailed, internally generated monitoring reports to be critical to monitoring performance. The Senior Loan Investment Team will implement a monitoring template designed to reasonably ensure compliance with these standards. This template will be used as a tool by the Senior Loan Investment Team to assess investment performance relative to plan.
As part of the monitoring process, the Senior Loan Investment Team has developed risk policies pursuant to which it will regularly assess the risk profile of each of the Company’s investments. The Senior Loan

Investment Team will rate each investment based on the following categories, which are referred to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing – Superior: Borrower is performing significantly above Management Case.
2	Performing – High: Borrower is performing at or near the Management Case (i.e., in a range slightly below to slightly above).
3	Performing – Low Risk: Borrower is operating well ahead of the Base Case to slightly below the Management Case.
4	Performing – Stable Risk: Borrower is operating at or near the Base Case (i.e., in a range slightly below to slightly above). This is the initial rating assigned to all new borrowers.
5
Performing – Management Notice: Borrower is operating below the Base Case. Adverse trends in business conditions and/or industry outlook are viewed as temporary. There is no immediate risk of payment default and only a low to moderate risk of covenant default.

6
Watch List – Low Maintenance: Borrower is operating below the Base Case, with declining margin of protection. Adverse trends in business conditions and/or industry outlook are viewed as probably lasting for more than a year. Payment default is still considered unlikely, but there is a moderate to high risk of covenant default.

7
Watch List – Medium Maintenance: Borrower is operating well below the Base Case, but has adequate liquidity. Adverse trends are more pronounced than in Internal Risk Rating 6 above. There is a high risk of covenant default, or it may have already occurred. Payments are current, although subject to greater uncertainty, and there is a moderate to high risk of payment default.

8
Watch List – High Maintenance: Borrower is operating well below the Base Case. Liquidity may be strained. Covenant default is imminent or may have occurred. Payments are current, but there is a high risk of payment default. Negotiations to restructure or refinance debt on normal terms may have begun. Further significant deterioration appears unlikely and no loss of principal is currently anticipated.

9
Watch List – Possible Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Liquidity is strained. Payment default may have occurred or is very likely in the short term unless creditors grant some relief. Loss of principal is possible.

10
Watch List – Probable Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Liquidity is extremely limited. The prospects for improvement in the borrower’s situation are sufficiently negative that loss of some or all principal is probable.

The Senior Loan Investment Team monitors and, when appropriate, changes the investment ratings assigned to each investment in the Company’s portfolio. The Senior Loan Investment Team reviews the investment ratings in connection with monthly and quarterly portfolio reviews. In addition, the Senior Loan Investment Team employs what it believes is a proactive monitoring approach as illustrated in the chart below:

Daily/ weekly	Monthly	Quarterly	Ongoing
•Weekly Senior Loan Investment Team pipeline meeting
•Senior Loan Investment Team meeting as required
•Review news stories on borrowers/industries and market data via news wires and email alerts
•Assess potential covenant defaults
•Upgrades/downgrades of internal risk ratings evaluated by deal teams and senior management as information is learned

•Monthly meetings to discuss Management Notice and Watchlist Investments
•Evaluate internal risk rating
•Credit Surveillance Reports and/or Portfolio Review Templates updated monthly or quarterly following review of financials
•Conduct analysis of company results, industry trends, key ratios, and liquidity

•Senior management review of portfolio level metrics and trends
•Deals covered in portfolio review depend on internal risk rating with downgraded senior loan investments reviewed each quarter
•Review quarterly financials and compliance certificates
•Complete portfolio valuations
•Compare financials to prior year, budget, and the Base Case
•Evaluate cushion to breakeven cash flow and covenant default levels
•Review and confirmation of internal risk rating
•Amendments and waivers negotiated, approved, documented, and closed by deal team •Conduct calls with agent, sponsor, and borrower as needed •Monitor ESG risks, concerns and opportunities
Valuation of Portfolio Investments
At all times consistent with accounting principles generally accepted in the United States of America (‘‘GAAP’’), the 1940 Act and ERISA, if applicable, we will conduct a valuation of our assets, pursuant to which our net asset value is determined.
We will value our assets on a quarterly basis, or more frequently if required under the 1940 Act. For purposes of the 1940 Act, our Board is ultimately and solely responsible for determining the fair value of our Portfolio Investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where our Portfolio Investments require a fair value determination. Security transactions are accounted for on a trade date basis.
To the extent (i) Benefit Plan Investors hold 25% or more of our outstanding Shares, and (ii) our Shares are not “Publicly-offered Securities”, a Sub-Administrator will be engaged to independently value our Portfolio Investments, in consultation with the Investment Adviser. Our quarterly valuation procedures, which are the procedures that will be followed by such Sub-Administrator to the extent (i) Benefit Plan Investors hold 25% or more of our outstanding Shares, and (ii) our Shares are not Publicly-offered Securities, are set forth in more detail below:
1)Portfolio Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.
2)Portfolio Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.
a)For Portfolio Investments, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, look at the number of quotes readily available and perform the following:
i)Portfolio Investments for which four or more quotes are received from a pricing service are valued using the mean of the bid and ask of the quotes obtained. If the variance between the bid and ask is greater than 10 percent, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, will evaluate the reasonableness of the quotes, and if the quotes are determined to not be representative of fair value, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, will value the investment in accordance with (3) below;
ii)Portfolio Investments for which three quotes are received from a pricing service are first validated by the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser. The personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, will evaluate the reasonableness of the quotes, and if the quotes are determined to be representative of fair value the mean of the bid and ask of the quotes is used. If the quotes are deemed to not be representative of fair value, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, will value the investment in accordance with (3) below;
iii)Portfolio Investments for which two or less quotes are received from a pricing service the investment is valued in accordance with (3) below.
3)Portfolio Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued utilizing the following valuation process:
a)Each Portfolio Company or investment is initially valued by the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser; and
b)Preliminary valuation conclusions will then be documented and discussed with our senior management.
For Portfolio Investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any costs/netbacks received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative fair value until it is called and funded.
The values assigned to Portfolio Investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of Portfolio Investments that do not have a readily available market value, the fair value of our Portfolio Investments may fluctuate from period to period and the fluctuations could be material.

In the event Benefit Plan Investors do not hold 25% or more of our outstanding Shares, or our Shares are Publicly-offered Securities, then (i) personnel of the Investment Adviser will undertake the roles to be performed by the personnel of the Sub-Administrator, as described above and (ii) the Board will retain one or more independent valuation firms to review the valuation of each Portfolio Investment for which a market quotation is not available at least once on a rolling 12-month basis.
For all valuations, the Audit Committee of our Board (the “Audit Committee”), which consists solely of directors who are not ‘‘interested persons’’ of the Company, as such term is used under the 1940 Act (the ‘‘Independent Directors’’), will review these preliminary valuations and our Board, a majority of whom are Independent Directors, will discuss the valuations and determine the fair value of each investment in the portfolio in good faith; provided, however, that to the extent our assets are treated as ‘‘plan assets’’ for purposes of ERISA, the Sub-Administrator will determine valuations using only those valuation methodologies reviewed and approved by the Audit Committee and our Board, and our Board will accept such valuations prepared by the Sub-Administrator in accordance therewith.
Operating and Regulatory Environment
As with other companies regulated by the 1940 Act, a BDC must adhere to certain regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to investments by a BDC in another investment company as well as transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters. A BDC must be organized and have its principal place of business in the U.S., it must be operated for the purpose of investing in or lending to primarily private companies and for qualifying investments it must make significant managerial assistance available to them.
We have a Board. A majority of our Board must be persons who are not interested persons, as that term is defined in the 1940 Act. As a BDC, we will be prohibited from indemnifying any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. In addition, to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, we will be prohibited from indemnifying any person from any liability to the extent that such liability arose in connection with the breach by such person of his or her fiduciary duties under ERISA and expenses may only be advanced to the extent permitted under ERISA. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, if the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, the Investment Adviser will purchase a fidelity bond satisfying the requirements of Section 412 of ERISA with respect to the assets of the Company owned by ERISA Plans. The Company will bear the cost of such fidelity bond.
As a BDC, we are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 150% (i.e., we can borrow $2 for every $1 of equity), if certain requirements are met. In connection with the organization of the Company, the Board has authorized, and the Company’s sole Initial Shareholder is expected to authorize, the Company to adopt the 150% Asset Coverage Ratio.
We may, to the extent permitted under the 1940 Act, issue additional equity or debt capital. We will generally not be able to issue and sell our common stock at a price below net asset value per Share without Shareholder approval. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current net asset value of our common stock if our Board determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In addition, we may generally issue new Shares of our common stock at a price below net asset value in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.
As a BDC, we will not generally be permitted to invest in any Portfolio Company in which the Investment Adviser or any of its affiliates currently have an investment or to make any co-investments with the Investment Adviser or its affiliates without an exemptive order from the SEC. On June 7, 2019, the SEC issued an exemptive order to the Investment Adviser and certain other funds and accounts sponsored or managed by the Investment Adviser and/or its affiliates, including the Company (the ‘‘Exemptive Order’’), which permits us to co-invest in Portfolio Companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a ‘‘required majority’’ (as defined in Section 57(o) of the 1940 Act) of our directors who are not Independent Directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objective and strategies.
In addition, to the extent that our assets are treated as ‘‘plan assets’’ under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and our respective investments are at the same level of such issuer’s capital structure; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act.
We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67.0% or more of such company’s voting securities present at a meeting if more than 50.0% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50.0% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.
In addition, as a BDC, we will not be permitted to issue stock in consideration for services.
Summary Risk Factors
The following is a summary of the principal risks that you should carefully consider before investing in our Shares:
We are subject to risks related to our business and structure.
•The Company has a lack of operating history.
•We depend upon the senior management of Churchill for our success, and upon its access to the investment professionals of Nuveen and its affiliates.
•We have not identified any specific investments that we will make with the proceeds from our private offering, and you will not have the opportunity to evaluate our investments prior to subscribing to purchase our Shares. As a result, our offering may be considered a “blind pool” offering.
•There may be conflicts related to the investment and related activities of TIAA, Nuveen and Churchill.
•To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities, the valuation process for certain of our portfolio holdings may create a conflict of interest.
•There is uncertainty as to the value of our Portfolio Investments because most of our investments are, and may continue to be in private companies and recorded at fair value. In addition, the fair values of our investments are determined by our Board in accordance with our valuation policy.

•Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.
•We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
•We will be subject to corporate-level U.S. federal income tax if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.
•Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.
•We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us.
•We are exposed to risks associated with changes in interest rates.
•We may experience fluctuations in our quarterly operating results.
•We are currently operating in a period of significant market disruption and economic uncertainty.
•Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on the fair value of our investments.
•The current period of capital markets disruption and economic uncertainty may make it difficult to obtain new indebtedness and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.
•The failure in cybersecurity systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
We are subject to risks related to our operations.
•We will accept investments from ERISA Plans.
•Economic recessions or downturns could impair our Portfolio Companies and harm our operating results.
•We intend to invest in middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.
•We may be subject to risks associated with our investments in Senior Loans, unitranche secured loans and securities, junior debt securities, “covenant-lite” loans and equity-related securities.
•The lack of liquidity in our investments may adversely affect our business.
We are subject to risks related to an investment in our Shares.
•There is currently no public market for our Shares, and the liquidity of your investment is limited.
•Investing in our Shares may involve an above-average degree of risk.
•There are restrictions on the ability of holders of our Shares to transfer such Shares in excess of the restrictions typically associated with a private offering of securities under Regulation D and other exemptions from registration under the Securities Act, and these restrictions could limit the liquidity of an investment in our Shares and the price at which holders may be able to sell the Shares.
We are subject to risks related to participation in this offering.
•Shareholders may be subject to filing requirements under the 1934 Act as a result of an investment in us.
•We have broad discretion over the use of proceeds of this offering and will use proceeds in part to satisfy operating expenses.
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and an investment in shares of our common stock. The discussion is based upon the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the U.S. Treasury regulations promulgated thereunder (‘‘Treasury Regulations’’), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the ‘‘IRS’’) (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The U.S. federal income tax laws addressed in this summary are highly technical and complex, and the application of these laws to us may be unclear in certain respects. In addition, certain U.S. federal income tax consequences described in this summary depend upon certain factual matters, including (without limitation) the value and tax basis ascribed to our assets and the manner in which we operate, and certain complicated tax accounting calculations. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our stockholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, persons subject to Section 1061 of the Code, persons that hold shares of our common stock through a foreign financial institution, persons that hold shares of our common stock through a non-financial foreign entity, Non-U.S. stockholders (as defined below) engaged in a trade or business in the U.S. or Non-U.S. stockholders entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
A ‘‘U.S. stockholder’’ generally is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•A citizen or individual resident of the U.S.;
•A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•A trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A ‘‘Non-U.S. stockholder’’ generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder or a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A stockholder that is a partnership holding shares of our common stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to each stockholder of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.
Taxation as a Regulated Investment Company
We intend to elect, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. Rather, dividends distributed by us generally will be taxable to our stockholders, and any net operating losses, foreign tax credits and other tax attributes of ours generally will not pass through to our stockholders, subject to certain exceptions and special rules for certain items such as net capital gains and qualified dividend income recognized by us. See ‘‘—Taxation of U.S. Stockholders’’ and ‘‘—Taxation of Non-U.S. Stockholders’’ below.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we must timely distribute to our stockholders, for each taxable year, at least 90.0% of our ‘‘investment company taxable income’’, which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the ‘‘Annual Distribution Requirement’’).
If we:
•qualify as a RIC; and
•satisfy the Annual Distribution Requirement,
then we will not be subject to U.S. federal income tax on the portion of our income that is timely distributed (or is deemed to be timely distributed) to our stockholders. If we fail to qualify as a RIC, we will be subject to U.S. federal income tax at the regular corporate rates on our income and capital gains.
We will be subject to a 4.0% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner each calendar year an amount at least equal to the sum of (1) 98.0% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any ordinary income and capital gain net income that we recognized in preceding years, but were not distributed during such years, and on which we did not pay corporate-level U.S.

federal income tax (the ‘‘Excise Tax Avoidance Requirement’’). While we intend to make distributions to our stockholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90.0% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain ‘‘qualified publicly traded partnerships’’, or other income derived with respect to our business of investing in such stock or securities (the ‘‘90% Income Test’’); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50.0% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10.0% of the outstanding voting securities of the issuer; and
•no more than 25.0% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of: (1) one issuer, (2) two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (3) certain ‘‘qualified publicly traded partnerships’’ (the ‘‘Diversification Tests’’).
A RIC is limited in its ability to deduct expenses in excess of its ‘‘investment company taxable income’’ (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to its stockholders even if such income is greater than the aggregate net income we actually earned during those years.
For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.
Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate level U.S. federal income tax (and any applicable state and local taxes).
We may be prevented by financial covenants contained in our debt financing agreements, if any, from making distributions to our Shareholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our Shareholders while our debt obligations and other senior securities are outstanding unless certain ‘‘asset coverage’’ tests are met. See ‘‘—Senior Securities’’, below. Limits on distributions to our Shareholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC or subject us to the 4.0% U.S. federal excise tax.
Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert long-term capital gain into short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; or (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.
Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our Shareholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury Regulations, produce income not among the types of ‘‘qualifying income’’ from which a RIC must derive at least 90% of its annual gross income.
We intend to comply with the current requirements under the Code and the Treasury Regulations for income derived from any investment in a subsidiary to be treated as qualifying income. There is no assurance that the applicable provisions of the Code and the Treasury Regulations will remain in effect; these provisions (and interpretations thereof) are subject to change, potentially with retroactive effect. We could be required to restructure or liquidate our investments accordingly. In the case of such liquidation, there is no guarantee that we would be able to reinvest such investments in securities with comparable returns.
Failure to Qualify as a RIC
Although we intend to qualify as a RIC as soon as practicable after filing our election to be BDC, we anticipate that we may have difficulty qualifying as we ramp up our investment portfolio. If we fail to qualify for treatment as a RIC, we will be subject to U.S. federal income tax on all of our taxable income at regular corporate rates (and also will be subject to any applicable state and local taxes), regardless of whether we make any distributions to our stockholders. If we have qualified as RIC and then we subsequently fail to satisfy the

90% Income Test or the Diversification Tests for any taxable year or quarter of such taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which may, among other things, require us to pay certain corporate-level U.S. federal income taxes or to dispose of certain assets). If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income at regular corporate rates (and also will be subject to any applicable state and local taxes), regardless of whether we make any distributions to our stockholders. In any taxable year that we do not qualify as a RIC, distributions would not be required and, if distributions were made, any such distributions would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, any such distributions would be eligible for the 20.0% maximum rate applicable to non-corporate taxpayers, and corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.
Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our qualification or requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.
Taxation of U.S. Stockholders
The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to ‘‘—Taxation of Non-U.S. Stockholders’’ below.
Distributions
Distributions by us generally are taxable to U.S. stockholders as either dividend income or capital gains. Distributions of our ‘‘investment company taxable income’’ (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) generally will be taxable as dividend income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as ‘‘capital gain dividends’’ will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a current maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares.
Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
We may elect to retain our net capital gains or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed net capital gains in a notice to our Shareholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each Shareholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by us on the net capital gain; and (iii) increase the tax basis for the shares of our stock held by an amount equal to the deemed distribution less the tax credit.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
We or the applicable withholding agent will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are Qualifying Dividends eligible for the 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
Dispositions
A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
In general, U.S. stockholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in the Company’s shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. stockholders. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Tax on Net Investment Income
A 3.8% tax is imposed under Section 1411 of the Code on the ‘‘net investment income’’ of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of dividends on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of our shares (unless the shares are held in connection with certain trades or businesses), less certain deductions. Prospective investors in our securities should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our shares.
Failure to Qualify as a Publicly Offered RIC
To the extent we are not treated as a ‘‘publicly offered regulated investment company’’ within the meaning of Section 67(c)(2) of the Code and the Treasury Regulations issued thereunder, certain ‘‘affected investors,’’ generally U.S. individual and other noncorporate stockholders, will be taxed as though they received a distribution of some of their allocable share of our ‘‘affected RIC expenses’’. To be treated as a ‘‘publicly offered regulated investment company’’ for this purpose, our shares would need to be (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, and (iii) held by at least 500 stockholders at all times during the applicable taxable year. Under temporary Treasury Regulations, such ‘‘affected RIC expenses’’ include those expenses allowed as a deduction in determining our investment company taxable income, less (among other items) registration fees, directors’ fees, transfer agent fees, certain legal and accounting fees and expenses associated with legally required stockholders communications. These “affected RIC expenses” would be treated as miscellaneous itemized deductions. Miscellaneous itemized deductions are currently not deductible by individuals and other noncorporate stockholders (and beginning in 2026, will be deductible by such stockholders only to the extent they exceed 2% of such a stockholder’s adjusted gross income), and are not deductible for AMT purposes. Stockholders that would be treated as ‘‘affected investors’’ should consult their own tax advisors concerning the applicability such rules to their investment in our shares.
Tax Shelter Reporting Regulations
Under applicable Treasury Regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2.0 million or more for a non-corporate U.S. stockholder or $10.0 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding
We or the applicable withholding agent may be required to withhold U.S. federal income tax (‘‘backup withholding’’) from any distribution to a U.S. stockholder (other than a corporation, a financial institution, or a stockholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

U.S. Taxation of Tax-Exempt U.S. Stockholders
A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (‘‘UBTI’’). The direct conduct by a tax-exempt U.S. stockholder of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder is not expected to be subject to U.S. taxation solely as a result of the holder’s ownership of, and receipt of dividends with respect to, our common stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from ‘‘debt-financed property’’ and dividends we pay should not be treated as ‘‘unrelated debt-financed income’’ solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of ‘‘blocker’’ investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected.
Prospective tax-exempt U.S. stockholders are encouraged to consult with their own tax advisors regarding the tax consequences of an investment in our common stock.
Taxation of Non-U.S. Stockholders
The following discussion applies only to Non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.
Distributions; Dispositions
Subject to the discussion in ‘‘—Foreign Account Tax Compliance Act’’ below, distributions of our ‘‘investment company taxable income’’ to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. Such dividends will not be subject to withholding of U.S. federal income tax to the extent that we report such dividends as ‘‘interest-related dividends’’ or ‘‘short-term capital gain dividends’’. Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to withholding of U.S. federal income tax at the source if they had been received directly by a foreign person, and that satisfy certain other requirements. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us.
If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), we will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Subject to the discussion in ‘‘—Foreign Account Tax Compliance Act’’ below, actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder).
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional ‘‘branch profits tax’’ at a 30.0% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. stockholder.
The tax consequences to Non-U.S. stockholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. stockholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.
Information Reporting and Backup Withholding
The Company must generally report to its Non-U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. stockholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. stockholder resides or is established. A Non-U.S. stockholder who is a non-resident alien individual, and who is not otherwise subject to withholding of U.S. federal income tax, may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. stockholder provides us or the distribution paying agent with an IRS Form W-8BEN, W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and foreign tax consequences, of an investment in shares of our common stock.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the ‘‘Foreign Account Tax Compliance Act,’’ or ‘‘FATCA,’’ generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (‘‘FFIs’’) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (‘‘IGA’’) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest and dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity related to such holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners could be subject to this 30% withholding tax with respect to dividends paid in respect of our shares and potentially proceeds from the sale of their shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.
Certain State, Local and Foreign Tax Matters
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. In particular, our investments in foreign securities may be subject to foreign withholding taxes. The imposition of any such foreign, state, local or other taxes would reduce cash available for distribution to our stockholders, and our stockholders would not be entitled to claim a credit or deduction with respect to such taxes. Prospective investors should consult with their own tax advisers regarding the application and effect of state, local and foreign income and other tax laws on an investment in shares of our common stock.
ERISA Considerations
The following summary of certain aspects of ERISA is based upon ERISA, judicial decisions, U.S. Department of Labor (‘‘DOL’’) regulations and rulings in existence on the date hereof. This summary is general in nature and does not address every ERISA issue that may be applicable to the Company or a particular investor. Accordingly, each prospective investor should consult with its own counsel in order to understand the ERISA issues affecting the Company and the investor.
General
Persons who are fiduciaries with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of ERISA (an ‘‘ERISA Plan’’), an individual retirement account or a Keogh plan subject solely to the provisions of the Internal Revenue Code (an ‘‘Individual Retirement Fund’’) should consider, among other things, the matters described below before determining whether to invest in the Company.
ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, DOL regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors of the potential investment, including the fact that the returns may be subject to U.S. federal tax as unrelated business taxable income, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the projected return of the total portfolio relative to the ERISA Plan’s funding objectives, and the limitation on the rights of investors to redeem their Shares. Before investing the assets of an ERISA Plan in the Company, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Company may be too illiquid or too speculative for a particular ERISA Plan and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

Plan Assets Defined

ERISA and applicable DOL regulations describe when the underlying assets of an entity in which Benefit Plan Investors invest are treated as ‘‘plan assets’’ for purposes of ERISA. Under ERISA, the term Benefit Plan Investors is defined to include an ‘‘employee benefit plan’’ that is subject to the provisions of Title I of ERISA, a ‘‘plan’’ that is subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and entities the assets of which are treated as ‘‘plan assets’’ by reason of investment therein by Benefit Plan Investors.
Under ERISA, as a general rule, when an ERISA Plan invests assets in another entity, the ERISA Plan’s assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, when an ERISA Plan acquires an ‘‘equity interest’’ in an entity that is neither: (a) a ‘‘publicly offered security’’; nor (b) a security issued by an investment company registered under the 1940 Act, then the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that: (i) the entity is an ‘‘operating company’’; or (ii) the equity participation in the entity by Benefit Plan Investors is insignificant.
Under ERISA, the assets of an entity will not be treated as ‘‘plan assets’’ if Benefit Plan Investors hold less than 25% of the value of each class of equity interests in the entity. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a Benefit Plan Investor) are not included for purposes of calculating whether the assets of an entity will be treated as ‘‘plan assets’’ for purposes of ERISA. The Benefit Plan Investor percentage of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the DOL takes the position that a withdrawal of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests), thus triggering an application of the Benefit Plan Investor percentage of ownership test at the time of the withdrawal.
Plan Asset Consequences
The Investment Adviser anticipates that the aggregate investment in the Company by Benefit Plan Investors may, from time to time, equal or exceed 25% of the value of any class of equity interests in the Company. In such circumstances, the assets of the Company would be treated as ‘‘plan assets’’ for purposes of ERISA. If investments in the Company by Benefit Plan Investors does not equal or exceed the 25% threshold as set forth above, neither the Company nor the Investment Adviser would be subject to the provisions of ERISA. As a general rule, if the assets of the Company were treated as ‘‘plan assets’’ for purposes of ERISA, the Investment Adviser would be deemed a ‘‘fiduciary’’ (as defined in ERISA and the Internal Revenue Code) with respect to each ERISA Plan and Individual Retirement Fund investing in the Company. In addition, if the assets of the Company were treated as ‘‘plan assets’’ for purposes of ERISA, the Investment Adviser would be subject to the general prudence and fiduciary responsibility provisions of ERISA with respect to each ERISA Plan investing in the Company. In such circumstances, an investment by an ERISA Plan in the Company would constitute the appointment, in accordance with the written instruments governing the underlying ERISA Plan, of the Investment Adviser as an ‘‘investment manager’’ as defined in Section 3(38) of ERISA, with respect to each such investing ERISA Plan. The acceptance of the subscription constitutes acknowledgement by the Investment Adviser of its status as a fiduciary with respect to such investing ERISA Plan during any such period.
If the assets of the Company were treated as ‘‘plan assets’’ for purposes of ERISA, the Company would be subject to various other requirements of ERISA and the Internal Revenue Code. In particular, the Company would be subject to rules restricting transactions with ‘‘parties in interest’’ and prohibiting transactions involving conflicts of interest on the part of fiduciaries which might result in a violation of ERISA and the Internal Revenue Code unless the transaction was subject to a statutory or administrative exemption that would allow the Company to conduct its operations as described herein. In this regard, the Investment Adviser anticipates that where an exemption is necessary to enable the Company to enter into certain transactions with parties in interest or disqualified persons, the Investment Adviser may rely on the following statutory, individual or class exemptions issued by the DOL:
•Section 408(b)(17) of ERISA (and Section 4975(d)(20) of the Internal Revenue Code). Section 408(b)(17) of ERISA (and Section 4975(d)(20) of the Internal Revenue Code) permits the Company to engage in transactions with various service providers to the Benefit Plan Investors as long as the conditions set forth in Section 408(b)(17) of ERISA (and Section 4975(d)(20) of the Internal Revenue Code) are satisfied.
•Qualified Professional Asset Manager Exemption. Prohibited Transaction Class Exemption 84-14 generally permits ERISA Plans and Individual Retirement Funds to enter into transactions with parties in interest and disqualified persons if such transactions are entered into on behalf of such plans by a ‘‘Qualified Professional Asset Manager’’ (a ‘‘QPAM’’). The Investment Adviser intends to qualify as a QPAM during all periods when the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, and the Investment Adviser may rely on PTE 84-14 with regard to transactions covered thereunder.
•Individual Exemptions. During all periods in which the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, the Investment Adviser may apply to the DOL for an individual exemption to permit the Company to enter into transactions for which no class or statutory exemption is available, if it believes that the transaction is in the best interest of the Benefit Plan Investors, or may so apply if any transaction entered into by the Company is deemed by the DOL or the Internal Revenue Service to violate the prohibited transaction provisions to ERISA or the Internal Revenue Code.
If a prohibited transaction occurs for which no exemption is available, the Investment Adviser and any other party in interest that has engaged in the prohibited transaction could be required (i) to restore to the Individual Retirement Fund or ERISA Plan any profit realized on the transaction and (ii) to reimburse the Individual Retirement Fund or ERISA Plan for any losses suffered by the Individual Retirement Fund or ERISA Plan as a result of the investment. Each party in interest involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Individual Retirement Fund and ERISA Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company.
Section 408(a)(5) of the Internal Revenue Code, provides that the assets of an individual retirement account (an ‘‘IRA’’) may not be commingled with other property except in a common trust or investment fund. A prohibited commingling of the assets of an IRA in other than a common trust fund or common investment fund could result in the disqualification of the IRA and a deemed distribution of the IRA’s assets to the beneficiary of the IRA.
If the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, the Investment Adviser will purchase a fidelity bond satisfying the requirements of Section 412 of ERISA with respect to the assets of the Company owned by ERISA Plans. The Company will bear the cost of such fidelity bond.
Representations by Plans
Whether or not the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, an investment in the Company by an ERISA Plan is subject to ERISA. Accordingly, fiduciaries of ERISA Plans should consult with their own counsel as to the consequences under ERISA of an investment in the Company.
An ERISA Plan proposing to invest in the Company will be required to represent that it is, and any fiduciaries responsible for the ERISA Plan’s investments are, aware of and understand the Company’s investment objectives, policies and strategies, and that the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.
ERISA Plans and Individual Retirement Funds Having Prior Relationships with the Investment Adviser or its Affiliates
Certain prospective ERISA Plan and Individual Retirement Fund investors may currently maintain relationships with the Investment Adviser or other entities that are affiliated with the Investment Adviser. Each of such entities may be deemed to be a party in interest to, and/or a fiduciary of, any ERISA Plan or Individual Retirement Fund to which any of the Investment Adviser or its affiliates provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Similar provisions are imposed by the Internal Revenue Code with respect to Individual Retirement Funds. ERISA Plan and Individual Retirement Fund investors should consult with counsel to determine if participation in the Company is a transaction that is prohibited by ERISA or the Internal Revenue Code.
Disclosure Requirements Under Section 408(b)(2) of ERISA
In addition, the disclosures set forth herein, in conjunction with disclosures made in the Investment Adviser’s Form ADV and the audited financial statements of the Company, constitute the Investment Adviser’s good faith efforts to comply with the disclosure requirements under Section 408(b)(2) of ERISA and the regulations promulgated thereunder, if applicable.
Future Regulations and Rulings
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA of the acquisition and ownership of Shares.
Investment Management Agreement
We are a closed-end, non-diversified management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We will be externally managed by our Investment Adviser and pay our Investment Adviser a fee for its services (except, that, to the extent that the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, we will not pay our Investment Adviser any fees related to services it may provide in its capacity as the Administrator, as set forth below). The following summarizes our arrangements with the Investment Adviser pursuant to the Investment Management Agreement.
Pursuant to the Investment Management Agreement, the Investment Adviser will:
•determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•determine the securities and other assets that we will purchase, retain or sell;
•identify, evaluate and negotiate the structure of our investments that we make;
•execute, monitor and service the investments that we make;
•perform due diligence on prospective Portfolio Companies;

•vote, exercise consents and exercise all other rights appertaining to such securities and other assets on our behalf; and
•provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require.
The Investment Adviser’s services under the Investment Management Agreement are not exclusive, and the Investment Adviser (so long as its services to us are not impaired) and/or other entities affiliated with Churchill are permitted to furnish similar services to other entities. Under the Investment Management Agreement, the Investment Adviser will receive a fee for investment advisory and management services consisting of a base management fee. The cost of the base management fee payable to the Investment Adviser is borne by us and, as a result, is indirectly borne by our common stockholders.
The Investment Management Agreement is expected to be approved by our Board at the board’s initial board meeting. Unless earlier terminated as described below, the Investment Management Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Investment Management Agreement will automatically terminate in the event of an assignment by the Investment Adviser. The Investment Management Agreement may be terminated by either party, or by a vote of the majority of our outstanding voting Shares or, if less, such lower percentage as required by the 1940 Act, without penalty upon not less than 60 days’ prior written notice to the applicable party. If the Investment Management Agreement is terminated according to this paragraph, we will pay the Investment Adviser a pro-rated portion of the Management Fee (as defined below). See ‘‘Item 1A. Risk Factors—Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed.’’
The Investment Management Agreement provides that the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Investment Adviser’s services under the Investment Management Agreement or otherwise as the Investment Adviser, absent willful misfeasance, bad faith, gross negligence or breach by the Investment Adviser of its fiduciary duties under ERISA, if applicable, in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations. However, the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, will not be entitled to such indemnification, if such damages, costs and expenses arose from their willful misfeasance, bad faith, gross negligence or breach by the Investment Adviser of its fiduciary duties under ERISA, if applicable, in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations.
Under our charter, we will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers, but only to the extent permitted by ERISA, if applicable. So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. Furthermore, to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, the above indemnification and limitation of liability is limited by ERISA. ERISA provides, among other things, that a company whose assets are treated as ‘‘plan assets’’ may not indemnify its investment adviser or any other person that would be deemed such company’s fiduciary for purposes of ERISA, for a breach of their fiduciary duties under ERISA.
We have obtained liability insurance for our independent directors, which will be paid for by the Company.
Management Fee
The Company will pay the Investment Adviser a fee for its services under the Investment Management Agreement consisting of an annual base management fee (the ‘‘Management Fee’’). The cost of the management fee payable to the Investment Adviser is borne by us and, as a result, is indirectly borne by our Shareholders. The Management Fee will be payable quarterly in arrears.
During the Investment Period, the Management Fee will be calculated at an annual blended rate with respect to the Company’s Assets Invested (defined below) at the end of each quarterly period by reference to (i) 0.75% in case of Assets Invested equal to or less than $500 million, (ii) 0.65% in case of Assets Invested greater than $500 million and equal to or less than $1 billion and (iii) 0.60% in case of Assets Invested greater than $1 billion, in each case, in the manner set forth in Figure A below. “Assets Invested” shall mean, as of the end of each quarterly period, the sum of the Company’s (i) drawn Capital Commitments (as such term is defined in the subscription agreements executed by each of the Company’s Shareholders), and (ii) outstanding principal on borrowings. For the avoidance of doubt, the quarterly Management Fees payable to the Investment Adviser shall be calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter, as specifically set forth in Figure A below.
During the Investment Period, the Management Fee payable each quarter shall be reduced by an amount equal to the marginal fee rate applied to the Company’s most recently acquired investment, multiplied by the Company's cumulative impairments and realized losses since inception (calculated net of any subsequently reversed impairments, realized losses and appreciation on net assets received in connection with written-down assets and reorganizations) (the “Cumulative Losses”) on the Company’s portfolio of investments (collectively, the “Withheld Amounts”). Any portion of such Withheld Amounts that is attributable to a subsequently reversed impairment or realized loss shall be payable to the Investment Adviser in the quarter in which such reversal occurs. In addition, upon expiration of each annual period, the Investment Adviser shall be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.
After the Investment Period, the Management Fee shall be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Company's Assets Invested as of the end of the most recently completed calendar quarter, and shall be payable quarterly in arrears. The term "Applicable Ratio" shall mean a percentage calculated by (i) taking the sum of (A) the Assets Invested equal to or less than $500 million multiplied by 0.75%, plus (B) the Assets Invested greater than $500 million and equal to or less than $1 billion multiplied by 0.65%, plus (C) the Assets Invested greater than $1 billion multiplied by 0.60%, and dividing such total by (ii) the total Assets Invested.
Any Management Fees payable will be calculated based on the Company’s Assets Invested at the end of the most recently completed calendar quarter. Management Fees for any partial quarter will be appropriately prorated.

Figure A:
Management Fee Calculation
The following quarterly fee percentages shall be payable with respect to the Company’s target Assets Invested from the quarter ending June 30, 2021 through the end of the Investment Period:

Quarter Ending	Quarter	Target Assets Invested[1]	Quarterly Management Fee Percentage	Quarterly Dollar Amount[2]
06/30/2021	1	$162,500,000	0.187500%	$304,688
09/30/2021	2	$325,000,000	0.187500%	$609,375
12/31/2021	3	$487,500,000	0.187500%	$914,063
03/31/2022	4	$650,000,000	0.181731%	$1,181,250
06/30/2022	5	$812,500,000	0.177885%	$1,445,313
09/30/2022	6	$975,000,000	0.175321%	$1,709,375
12/31/2022	7	$1,137,500,000	0.171978%	$1,956,250
03/31/2023	8 and beyond[3]	$1,300,000,000	0.169231%	$2,200,000
__________________
1For the avoidance of doubt, the Management Fee paid at the end of any quarter shall be calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter.
2Reflects dollar amount of Management Fees payable for the applicable quarter based on the Company’s target Assets Invested as of the end of such quarter.
3Reflects the Management Fee payable beginning in quarter 12 and extending through the end of the Investment Period.
Expenses
All investment professionals of the Investment Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by us.
We will bear our own legal and other expenses incurred in connection with our formation and organization and the offering of our Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Adviser directly or pursuant to waivers of the Management Fee), up to a maximum aggregate amount of $1 million.
In addition to Management Fees, except as noted above, we are permitted to bear all other expenses directly and specifically related to our operations, which expenses may include without limitation:
(i)all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of our investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);
(ii)expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Investment Adviser and its officers to the extent that the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA);
(iii)extraordinary expenses incurred by the Company (including litigation);

(iv)indemnification and contribution expenses provided, that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(v)taxes and other governmental fees and charges;
(vi)administering and servicing and special servicing fees paid to third parties for our benefit;
(vii)the cost of Company-related operational and accounting software and related expenses;
(viii)cost of software (including the fees of third-party software developers) used by the Investment Adviser and its affiliates to track and monitor our investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);
(ix)expenses related to the valuation or appraisal of our investments;
(x)risk, research and market data-related expenses (including software) incurred for our investments;
(xi)fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which we are subject or incurred in connection with any governmental inquiry, investigation or proceeding involving us; provided that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(xii)costs associated with the wind-up, liquidation, dissolution and termination of the Company;
(xiii)other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Investment Management Agreement and the Administration Agreement and fees for outside services provided to us or on our behalf; provided that if the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, we will not incur such expenses or fees, if such expenses and fees arise in connection with such services, to the extent that they are performed by the Administrator;
(xiv)expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law, including ERISA, if applicable;
(xv)annual or special meetings of the Shareholders;
(xvi)the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of our status as a BDC;
(xvii)ongoing Company offering expenses;
(xviii)federal and state registration fees pertaining to the Company;
(xix)costs of Company-related proxy statements, Shareholders’ reports and notices;
(xx)costs associated with obtaining fidelity bonds as required by the 1940 Act and Section 412 of ERISA;
(xxi)printing, mailing and all other similar direct expenses relating to the Company;

(xxii)expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and
(xxiii)only to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities, our allocable portion of overhead, including office equipment and supplies, rent and our allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Investment Adviser or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.
Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) will generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Investment Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Investment Adviser may allocate such expenses among such entities in any other manner that the Investment Adviser believes in good faith to be fair and equitable.
Qualifying Assets
Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70.0% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:
1)Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:
a)is organized under the laws of, and has its principal place of business in, the United States;
b)is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
c)satisfies any of the following:
i)does not have any class of securities that is traded on a national securities exchange;
ii)has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250.0 million;
iii)is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or
iv)is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.
2)Securities of any eligible portfolio company that the BDC controls.
3)Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
4)Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60.0% of the outstanding equity of the eligible portfolio company.
5)Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
6)Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.
In addition, a BDC must have been organized and have its principal place of business in the U.S. and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.
Managerial Assistance to Portfolio Companies
BDCs generally must offer to make available to the issuer of its securities significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a Portfolio Company. The Administrator or its affiliate will provide such managerial assistance on our behalf to Portfolio Companies that request this assistance.
Temporary Investments
Pending investments in other types of qualifying assets, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment (collectively, as ‘‘temporary investments’’), so that 70.0% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25.0% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Investment Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.
Senior Securities
We will be permitted, under specified conditions, to issue multiple classes of debt if our asset coverage, as defined in the 1940 Act, is at least equal to 200.0% immediately after each such issuance, reflecting approximately a 1:1 debt to equity ratio, taking into account the then current fair value of our investments. However, under changes implemented in accordance with the Small Business Credit Availability Act passed in 2018 and with the approval of our Board, and the expected approval of our sole initial Shareholder, pursuant to Section 61(a)(2) under the 1940 Act, we intend to elect to be subject to the lower asset coverage ratio of 150% available thereunder in order to maintain maximum flexibility, reflecting approximately a 2:1 debt to equity ratio.

Notwithstanding the foregoing, we intend to utilize leverage approximately at a 1:1 equity to debt ratio; provided, however, that such intended Target Leverage ratio may be adjusted from time to time in consultation with the Board.
While any senior securities remain outstanding (other than any indebtedness issued in consideration of a privately arranged loan, such as any indebtedness outstanding under a credit facility), we must make provisions to prohibit any distribution to our stockholders or the repurchase of our equity securities unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. Under the 1940 Act, we may also borrow amounts up to 5.0% of the value of our total assets for temporary purposes without regard to our asset coverage. For the avoidance of doubt, our borrowings, whether for temporary purposes, or otherwise, remain subject to compliance with the asset coverage requirements of Section 18 under the 1940 Act as modified by Section 61 thereunder. We will include our assets and liabilities and all of our wholly-owned direct and indirect subsidiaries for purposes of calculating the asset coverage ratio. For a discussion of the risks associated with leverage, see ‘‘Risk Factors—Risks Relating to Our Business—Regulations governing the operations of BDCs will affect our ability to raise additional capital.’’ and ‘‘—We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us.’’
Code of Ethics
The Company and the Investment Adviser are each subject to a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions by the Company’s officers and the Adviser’s employees. The Company has also adopted a separate code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions by the Company’s independent directors. Individuals subject to these codes are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with such code’s requirements. You may obtain copies of these codes of ethics by e-mailing the Investment Adviser at Investor.relations@churchillam.com, or by writing to the Investment Adviser at Investor Relations c/o Churchill Asset Management, 430 Park Avenue, 14th Floor, New York, NY 10022.
Compliance Policies and Procedures
We and the Investment Adviser will adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and we are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. Our chief compliance officer is responsible for administering these policies and procedures.
Proxy Voting Policies and Procedures
The Board has delegated the responsibility for voting proxies relating to portfolio securities held by the Company to the Investment Adviser, and has directed the Investment Adviser to vote proxies relating to portfolio securities held by the Company consistent with ERISA (if applicable) and the duties and procedures set forth in the Investment Adviser’s policies and procedures. The Investment Adviser will abstain from voting only in unusual circumstances and where there is a compelling reason to do so (and in all cases subject to any obligations it has under ERISA and other applicable law). The Investment Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth in such policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Company.
The Investment Adviser acts as a fiduciary of the Company and must vote proxies in a manner consistent with the best interest of the Company and its Shareholders. In discharging this fiduciary duty, the Investment Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.
Any actual or potential conflicts of interest between the Company and the Investment Adviser arising from the proxy voting process will be addressed by the application of the Investment Adviser’s proxy voting procedures. In the event the Investment Adviser determines that a conflict of interest cannot be resolved under the Investment Adviser’s proxy voting procedures, the Investment Adviser is responsible for notifying the Board or the Audit Committee of such irreconcilable conflict of interest and assisting the Board or the Audit Committee with any actions it determines are necessary.
Proxy Policies
The Investment Adviser will vote all proxies relating to our portfolio securities in the best interest of our Shareholders. The Investment Adviser reviews on a case-by-case basis each proposal submitted to a shareholder vote to determine its impact on the portfolio securities held by the Company. Although the Investment Adviser will generally vote against proposals that may have a negative impact on our clients’ portfolio securities, Churchill may vote for such a proposal if there exist compelling long-term reasons to do so and such reasons are consistent with ERISA (if applicable). The Investment Adviser will abstain from voting only in unusual circumstances and where there is a compelling reason to do so. The Investment Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth in its policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Company.
The Investment Adviser’s proxy voting decisions are made by personnel who are responsible for monitoring each of our investments. Any actual or potential conflicts of interest between the Company and the Investment Adviser arising from the proxy voting process will be addressed by the application of the Investment Adviser’s proxy voting procedures. In the event the Investment Adviser determines that a conflict of interest cannot be resolved under the Investment Adviser’s proxy voting procedures, the Investment Adviser will be responsible for notifying the Board or the audit committee of the Board of such irreconcilable conflict of interest and assisting the Board or the audit committee of the Board with any actions it determines are necessary.
Proxy Voting Records
You may obtain, without charge, information regarding how the Investment Adviser voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022, Attention: Chief Compliance Officer, Thomas Grenville.
Staffing
We do not have any employees. Our day-to-day investment operations are managed by the Investment Adviser. See ‘‘—Investment Management Agreement.’’ To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs. Each of our executive officers described under ‘‘Item 5. Directors and Executive Officers’’ is an employee of the Investment Adviser.
Derivatives
We do not expect derivatives to be a significant component of our investment strategy.

Emerging Growth Company
We are an ‘‘emerging growth company’’ as defined in the Jumpstart Our Business Startups Act (the ‘‘JOBS Act’’) and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not ‘‘emerging growth companies’’ including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We expect to remain an emerging growth company for up to five years following the completion of our initial public offering (“IPO”) or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards.
The Private Offering
We expect to enter into separate subscription agreements with one or more investors providing for the private placement of Shares of our common stock pursuant to the private offering and may enter into additional subscription agreements from time to time. Each investor will make a Capital Commitment to purchase Shares of our common stock pursuant to a subscription agreement.
Investors will be required to make capital contributions to purchase Shares of our common stock each time we deliver a drawdown notice, which will be issued based on our anticipated investment activities and capital needs, in an aggregate amount not to exceed each investor’s respective Capital Commitment. We will deliver drawdown requests at least ten business days prior to the required funding date. All purchases of our common stock will generally be made pro rata in accordance with remaining Capital Commitments of all investors, at a per-Share price equal to the net asset value per Share of our common stock subject to any adjustments. Any adjustments would take into account a determination of changes to net asset value within 48 hours of the sale to assure compliance with Section 23(b) of the 1940 Act. At the end of the Investment Period (as defined below), Shareholders will be released from any further obligation to fund drawdowns and purchase additional Shares of our common stock, subject to certain conditions as described in more detail below and in the subscription agreement.
Investors who participate in the private offering may transfer or assign their Shares or Capital Commitment upon prior notice to the Board and satisfaction of the requirements with respect thereto set forth in the Company’s operating documents and in accordance with applicable law. If requested by the Board, Shareholders will provide reasonable information or assurances to the Board that such transfer or assignment will not result in a non-exempt prohibited transaction under ERISA, if applicable. The Board is entitled to object to such transfers if the Company’s operations would likely be materially and adversely affected, or if such transfer would raise legal, regulatory or competitive concerns for either the Company or the parties involved.
While we expect each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraphs, we reserve the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law. No Shareholder will be granted, in its Subscription Agreement, the right to invest in Shares on more favorable economic terms and conditions than other Shareholders.

Investment Period
The Company’s investment period (‘‘Investment Period’’) will commence on the date of the Initial Closing and shall continue until the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one year period, unless the holders of a majority of our outstanding Shares elect to forego any such extension, upon not less than ninety days prior written notice to the Investment Adviser. Holders of a majority of our outstanding Shares may also terminate the Investment Period as of any earlier anniversary of the date of the Initial Closing Date, upon not less than ninety (90) days prior written notice to the Investment Adviser. The Investment Adviser may also terminate the Investment Period as of an earlier date in its discretion.
During the Investment Period, any amounts we receive as a return of capital (as opposed to a return on capital) with respect to our investments may, in the sole discretion of the Investment Adviser, be retained by us, without reducing the Shareholders’ unfunded Capital Commitments, for the purpose of making Company investments and/or for such other permissible purposes as set out in the Company’s operating documents. While we expect to distribute approximately our entire net investment income on a quarterly basis and substantially all of our taxable income on an annual basis, we may retain certain net capital gains for reinvestment.
After the end of the Investment Period, the Shareholders will be released from any further obligation with respect to their then current unfunded Capital Commitments, except to the extent necessary to: (x) fund the Management Fee and other Company liabilities and expenses throughout the term of the Company (including to repay outstanding Financings of the Company); (y) complete Company investments that are in process or that have been committed to as of the end of the Investment Period; and (z) make follow-on investments in an aggregate amount up to 10% of the gross assets of the Company.
Reporting Obligations
In order to be regulated as a BDC under the 1940 Act, we are required to register a class of equity securities under the 1934 Act. As a result, we have filed this Registration Statement for our Shares with the SEC under the 1934 Act. Subsequent to the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, as well as reports on Forms 3, 4 and 5 regarding directors, officers or 10% beneficial owners of us, filed or furnished pursuant to section 13(a), 15(d) or 16(a) of the 1934 Act, are available free of charge by contacting the Investment Adviser at: 430 Park Avenue, 14th Floor, New York, NY, 10022. Shareholders and the public may also view any materials we file with the SEC on the SEC’s website (http://www.sec.gov).
In addition to the above regulatory filings, provided that no litigation has commenced between a Shareholder and the Company or the Investment Adviser, the Company will provide a Shareholder with information requested by the Shareholder to facilitate such Shareholder’s ongoing operational due diligence, including periodic review of Portfolio Companies and the internal controls and procedures utilized by the Company, upon reasonable notice and provided such information is customarily kept by the Company or the Investment Adviser. Notwithstanding the foregoing, a Shareholder shall have no right to obtain any information relating to any other investor or the Company’s proposed investment activities. In addition, information may be subject to confidentiality agreements with third parties which may preclude the Company and/or the Investment Adviser’s ability to provide such information to a Shareholder. The Company may also keep confidential from a Shareholder, for such periods as the Investment Adviser deems reasonable, any information that the Investment Adviser reasonably believes to be in the nature of trade secrets or other information (such as, for example, the identity of a Company’s portfolio positions) the disclosure of which the Investment Adviser in good faith believes is not in the Company’s best interests or could damage the Company or its business.

Privacy Notice
The following information is provided to help investors understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.
In order to provide you with individualized service, the Company collects certain nonpublic personal information about you from information you provide on your subscription agreement or other forms (such as your address and social security number), and information about your account transactions with the Company (such as purchases of Shares and account balances). The Company may also collect such information through your account inquiries by mail, email, telephone, or web site.
The Company does not disclose any nonpublic personal information about you to anyone, except as permitted by law. Specifically, so that the Company, the Investment Adviser and their affiliates may continue to offer services that best meet your investing needs, the Company may disclose the information we collect, as described above, to companies that perform administrative or marketing services on behalf of the Company, such as transfer agents, or printers and mailers that assist us in the distribution of investor materials. These companies will use this information only for the services for which they have been hired, and are not permitted to use or share this information for any other purpose.
We will continue to adhere to the privacy policies and practices described in this notice if you no longer hold Shares of the Company.
The Company and the Investment Adviser maintain internal security procedures to restrict access to your personal and account information to those officers and employees who need to know that information to service your account. The Company maintains physical, electronic and procedural safeguards to protect your nonpublic personal information.

ITEM 1A. RISK FACTORS.
Investments in the Company involve a high degree of risk. There can be no assurance that our investment objectives will be achieved, or that a Shareholder will receive a return of its capital. In addition, there will be occasions when the Investment Adviser and its affiliates may encounter potential conflicts of interest in connection with the Company. The following considerations should be carefully evaluated before making an investment in our Shares. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected, and you may lose all or part of your investment.
Risks Related to the Company’s Business and Structure
The Company has a lack of operating history.
Other than with respect to the activities related to the Company’s formation, the Company is a new entity with no operating history and has no financial information on which a prospective investor can evaluate an investment in the Shares or prior performance. As a result, we are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a Shareholder’s investment could decline substantially or become worthless.
We depend upon the senior management of Churchill for our success, and upon its access to the investment professionals of Nuveen and its affiliates.
We do not have any internal management capacity or employees. We depend on the investment expertise, skill and network of business contacts of the senior investment professionals of Churchill, who evaluate, negotiate, structure, execute, monitor and service our investments in accordance with the terms of the Investment Management Agreement. Our success depends to a significant extent on the continued service and coordination of the senior investment professionals of Churchill. These individuals may have other demands on their time now and in the future, and we cannot assure you that they will continue to be actively involved in our management. Each of these individuals is not subject to an employment contract with the Company, and the departure of any of these individuals or competing demands on their time in the future could have a material adverse effect on our ability to achieve our investment objective.
Churchill will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Investment Management Agreement. We can offer no assurance, however, that the current senior investment professionals of Churchill will continue to provide investment advice to us. If these individuals do not maintain their existing relationships with Nuveen and its affiliates and do not develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio or achieve our investment objective.
The Investment Committee that oversees our investment activities is comprised of representatives of the Senior Loan Investment Team. The Investment Committee consists of Messrs. Kencel, Schwimmer, Cox, Linett and Vichness. The loss of any member of the Investment Committee or of other Nuveen senior investment professionals could negatively impact the Company’s ability to achieve its investment objectives and operate as anticipated. This could have a material adverse effect on our financial condition and results of operations.
Our business model depends to a significant extent upon strong referral relationships with financial institutions, sponsors and investment professionals. Any inability of Churchill to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.
We depend upon the senior investment professionals of Churchill to maintain their relationships with financial institutions, sponsors and investment professionals, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the senior investment professionals of Churchill fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the senior investment professionals of Churchill have relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that these relationships will generate investment opportunities for us in the future.
Our financial condition and results of operations depend on our ability to manage our business effectively.
Our ability to achieve our investment objective and grow depends on our ability to manage our business. This depends, in turn, on the ability of Churchill to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objective depends upon Churchill’s execution of our investment process, their ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. Churchill has substantial responsibilities under the Investment Management Agreement. The senior origination professionals and other personnel of Churchill and its affiliates may be called upon to provide managerial assistance to our Portfolio Companies. These activities may distract them or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies, it could negatively impact our ability to pay dividends or other distributions and you may lose all or part of your investment.
We have not identified any specific investments that we will make with the proceeds from our private offering, and you will not have the opportunity to evaluate our investments prior to subscribing to purchase our Shares. As a result, our offering may be considered a “blind pool” offering.
Neither we nor Churchill has presently identified, made investments in or contracted to make any investments. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing Shares. You must rely on Churchill and the Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing our Shares, the private offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objective related to portfolio diversification, risk-adjusted investment returns and other objectives.
There may be conflicts related to obligations that senior investment professionals of Churchill and members of its investment committee have to other clients.
The senior investment professionals and members of the Investment Committee serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts or other investment vehicles sponsored or managed by Churchill or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our Shareholders. For example, Messrs. Kencel, Schwimmer, Cox, Linett and Vichness have and will continue to have management responsibilities for other investment funds, including Nuveen Churchill Direct Lending Corp., a BDC, and other accounts or other investment vehicles sponsored or managed by affiliates of Churchill. Churchill seeks to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with their respective allocation policies. In addition, subject to any applicable limitations under ERISA or other applicable law, Churchill or its affiliates may earn additional fees related to the securities in which the Company invests, which may result in conflicts of interests for the senior investment professionals and members of the Investment Committee making investment decisions. For example, Churchill and its affiliates may act as an arranger, syndication agent or in a similar capacity with respect to securities in which the Company invests, in which case Churchill and its affiliates receive compensation from the issuers of such securities, which compensation would be paid to them separately from management fees paid by the Company. Additionally, subject to any applicable limitations under ERISA or other applicable law, affiliates of Churchill may act as the administrative agent on credit facilities under which such securities are issued, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder.
Churchill may also simultaneously be managing certain securities for the Company and the same investments on a whole-loan, whole-security basis for TIAA pursuant to separate engagements, which may lead to conflicts of interest.
As described herein, in certain instances, it is possible that other entities managed by Churchill or a proprietary account of TIAA may be invested in the same or similar loans or securities as held by the Company, and which may be acquired at different times at lower or higher prices. Those investments may also be in securities or other instruments in different parts of the company’s capital structure that differ significantly from the investments held by the Company, including with respect to material terms and conditions, including without limitation seniority, interest rates, dividends, voting rights and participation in liquidation proceeds. Consequently, in certain instances these investments may be in positions or interests which are potentially adverse to those taken or held by the Company. In such circumstances, measures will be taken to address such actual or potential conflicts, which may include, as appropriate, establishing an information barrier between or among the applicable personnel of the relevant affiliated entities (including as between officers of Churchill), requiring recusal of certain personnel from participating in decisions that give rise to such conflicts, or other protective measures as shall be established from time to time to address such conflicts.
The recommendations given to us by our Investment Adviser may differ from those rendered to its other clients.
Our Investment Adviser and its affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, us even though such other clients’ investment objectives may be similar to ours, which could have an adverse effect on our business, financial condition and results of operations.
There may be conflicts related to the investment and related activities of TIAA, Nuveen and Churchill.
Further, subject to any applicable limitations under ERISA or other applicable law, an affiliate of TIAA may serve as the administrative or other named agent on behalf of the lenders with respect to investments by the Company and/or one or more of its affiliates. In some cases, investments that are originated or otherwise sourced by Churchill may be funded by a loan syndicate organized by Churchill or its affiliate (“Loan Syndicate”). The participants in a Loan Syndicate (the “Loan Syndicate Participants”), in addition to the Company and its affiliates may include other lenders and various institutional and sophisticated investors (through private investment vehicles in which they invest). The entity acting as agent may serve as an agent with respect to loans made at varying levels of a borrower’s capital structure. Loan Syndicate Participants may hold investments in the same or distinct tranches in the loan facilities of which the Portfolio Investment is a part or in different positions in the capital structure under such Portfolio Investment. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders. In the case of loan facilities that include both senior and subordinate tranches, the agent may take actions in accordance with the instructions of the holders of one or more of the senior tranches without any right to vote or consent (except in certain limited circumstances) by the subordinated tranches of such indebtedness. Churchill expects that the Portfolio Investments held by the Company and its affiliates may represent less than the amount of debt sufficient to direct, initiate or prevent actions with respect to such loan facility or a tranche thereof of which the Company’s investment is a part (other than preventing those that require the consent of each lender). As a result of an affiliate of TIAA acting as agent for an agented loan where a Loan Syndicate Participant may own more of the related indebtedness of the obligor or hold indebtedness in a position in the capital structure of an obligor different from that of the Company and its affiliates, such Loan Syndicate Participants will be in a position to exercise more control with respect to the related loan facility than that which Churchill could exercise on behalf of the Company, and may exercise such control in a manner adverse to the interests of the Company.
In addition, TIAA, in connection with its advisory relationship with Churchill, may be a limited partner investor in many of the private equity funds that own the Portfolio Companies in which the Company will invest or TIAA may otherwise have a relationship with the private equity funds or Portfolio Companies, which may give rise to certain conflicts or limit the Company’s ability to invest in such Portfolio Companies. TIAA (and other private clients managed by Churchill and/or its affiliates) may also hold passive equity co-investments in such private equity funds or Portfolio Companies owned by such fund, or in holding companies elsewhere in the capital structure of the private equity fund or Portfolio Company, which may give rise to certain conflicts for the investment professionals of affiliates of the Investment Adviser when making investment decisions.
The Senior Loan Investment Team or the Investment Committee may, from time to time, possess material nonpublic information, limiting our investment discretion.
The managing members and the senior origination professionals of the Senior Loan Investment Team and the senior professionals and members of the Investment Committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf invest, to the extent that such service will not give rise to a prohibited transaction under ERISA, if applicable. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations (including ERISA, if applicable), we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have a material adverse effect on us.
To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities, the valuation process for certain of our portfolio holdings may create a conflict of interest.
Some of our Portfolio Investments are made in the form of securities that are not publicly traded. As a result, our Board determines the fair value of these securities in good faith, which will be based on valuations provided by unaffiliated third-party valuation firms if the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA. In connection with this determination, to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, investment professionals from the Investment Adviser may provide our Board with Portfolio Company valuations based upon the most recent Portfolio Company financial statements available and projected financial results of each Portfolio Company. In addition, Mr. Kencel, a member of our Board, is an employee of our Investment Adviser. The participation of the Investment Adviser’s investment professionals in our valuation process, and the employment relationship between a member of our Board and our Investment Adviser, could result in a conflict of interest.
Conflicts of interest may exist related to other arrangements with the Investment Adviser or its affiliates.
To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered securities, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement, such as, but not limited to, the allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. This could create conflicts of interest that our Board must monitor.
The Investment Management Agreement with the Investment Adviser and the Administration Agreement with the Administrator were not negotiated on an arm’s length basis.
The Investment Management Agreement and the Administration Agreement were negotiated between related parties. To the extent that the assets of the Company are not treated as ‘‘plan assets’’ for purposes of ERISA, if applicable, we may choose not to enforce, or to enforce less vigorously, our respective rights and remedies under these agreements because of our desire to maintain our ongoing relationship with the Investment

Adviser, the Administrator and their respective affiliates. Any such decision, however, could cause us to breach our fiduciary obligations to our stockholders.
The Investment Adviser’s liability is limited under the Investment Management Agreement, and we have agreed to indemnify the Investment Adviser against certain liabilities, which may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.
Under the Investment Management Agreement, the Investment Adviser does not assume any responsibility other than to render the services called for under that agreement, and it is not responsible for any action of our Board in following or declining to follow the Investment Adviser’s advice or recommendations. Under the terms of the Investment Management Agreement, the Investment Adviser, its officers, members, personnel, any person controlling or controlled by the Investment Adviser are not liable for acts or omissions performed in accordance with and pursuant to the Investment Management Agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith, breach of its fiduciary duties under ERISA, if applicable, or reckless disregard of the Investment Adviser’s duties under the Investment Management Agreement. In addition, we have agreed to indemnify the Investment Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted pursuant to authority granted by the Investment Management Agreement, except where attributable to gross negligence, willful misconduct, bad faith, breach of its fiduciary duties under ERISA, if applicable, or reckless disregard of such person’s duties under the Investment Management Agreement. These protections may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.
We do not expect to replicate the historical performance of other entities managed or supported by Churchill.
We do not expect to replicate the historical performance of Churchill’s investments, or those of its affiliates, including Nuveen Churchill Direct Lending Corp. and other funds and accounts that Churchill manages. In addition, our investment strategies may differ from those of Churchill or its affiliates. We, as a BDC and as a RIC, are subject to certain regulatory restrictions that do not apply to Churchill or its affiliates. Furthermore, to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, we will be subject to certain regulatory restrictions that do not otherwise generally apply to Churchill or its affiliates. See also ‘‘—We will accept investments from ERISA Plans’’ below.
We are generally not permitted to invest in any Portfolio Company in which Churchill or any of its affiliates, including Nuveen Churchill Direct Lending Corp. and other funds and accounts that Churchill manages, currently have an investment or to make any co-investments with Churchill or its affiliates, except to the extent permitted by the 1940 Act, or pursuant to our previously obtained Exemptive Order. This may adversely affect the pace at which we make investments. Finally, we can offer no assurance that our investment team will be able to continue to implement our investment objective with the same degree of success as it has had in the past.
There is uncertainty as to the value of our Portfolio Investments because most of our investments are, and may continue to be in private companies and recorded at fair value. In addition, the fair values of our investments are determined by our Board in accordance with our valuation policy.
Some of our investments are and may be in the form of securities or loans that are not publicly traded. The fair value of these investments may not be readily determinable. Under the 1940 Act, we are required to carry our Portfolio Investments at market value or, if there is no readily available market value, at fair value as determined in good faith by our Board, including to reflect significant events affecting the value of our securities. We ((x) through an unaffiliated third-party firm, to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, or (y) through our Investment Adviser and/or Administrator, to the extent that our assets are not treated as ‘‘plan assets’’ for purposes of ERISA) value our investments for which we do not have readily available market quotations quarterly, or more frequently as circumstances require, at fair value as determined in good faith by our Board in accordance with our valuation policy, which is at all times consistent with GAAP. See ‘‘Item 1. Business—Valuation of Portfolio Securities’’ for additional information on valuations.
We will utilize independent third-party and unaffiliated valuation firms for the purposes of valuing our Portfolio Investments to the extent that such assets are treated as ‘‘plan assets’’ for purposes of ERISA. (See ‘‘Item 1. Business—The Administrator’’.) Under such circumstances, the valuations of such third-party and unaffiliated valuations firms must be used without adjustment.
However, to the extent that our assets are not treated as ‘‘plan assets’’ for purposes of ERISA, our Board still expects to utilize the services of one or more independent third-party valuation firms to aid it in determining the fair value with respect to our material unquoted assets in accordance with our valuation policy. Under such circumstances, the inputs into the determination of fair value of these investments may require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information.
Furthermore, under such circumstances where our assets are not treated as ‘‘plan assets’’ for purposes of ERISA, the types of factors that the Board may take into account in determining the fair value of our investments is generally expanded to include, as appropriate: available market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the Portfolio Company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business, comparisons of financial ratios of peer companies that are public, comparable merger and acquisition transactions and the principal market and enterprise values. Since these valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our net asset value, on any given date, to be materially understated or overstated. In addition, investors purchasing our Shares based on an overstated net asset value would pay a higher price than the realizable value that our investments might warrant.
To the extent that our assets are not treated as ‘‘plan assets’’ for purposes of ERISA, we may adjust quarterly the valuation of our portfolio to reflect our Board’s determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statement of operations as net change in unrealized appreciation or depreciation.
Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed.
We depend on the investment judgment, skill and relationships of the investment professionals of the Investment Adviser, particularly Messrs. Kencel, Schwimmer, Vichness, Cox and Linett, as well as other key personnel to identify, evaluate, negotiate, structure, execute, monitor and service our investments. The Investment Adviser is supported by the Senior Loan Investment Team of Churchill and its affiliates to fulfill its obligations to us under the Investment Management Agreement. The Investment Adviser may also depend upon the Senior Loan Investment Team of Churchill and its affiliates to obtain access to investment opportunities originated by the professionals of Churchill and its affiliates. Our future success depends to a significant extent on the continued service and coordination of the key investment personnel of the Investment Adviser. The departure of any of these individuals could have a material adverse effect on our ability to achieve our investment objective.

The Investment Committee, which provides oversight over our investment activities, is provided by the Investment Adviser. The loss of any member of the Investment Committee or of other senior professionals of Churchill and its affiliates without suitable replacement could limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition, results of operation and cash flows. To achieve our investment objective, the Investment Adviser may hire, train, supervise and manage new investment professionals to participate in its investment selection and monitoring process. If the Investment Adviser is unable to find investment professionals or do so in a timely manner, our business, financial condition and results of operations could be adversely affected.
Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.
We are prohibited under the 1940 Act from participating in certain transactions with our affiliates, including Nuveen Churchill Direct Lending Corp. and other funds and accounts that Churchill manages, without the prior approval of our independent directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying any security from such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits us from participating in certain “joint” transactions with certain of our affiliates, including Nuveen Churchill Direct Lending Corp. and other funds and accounts that Churchill manages, which could include investments in the same Portfolio Company without prior approval of our independent directors and, in some cases, of the SEC. For example, we are prohibited from buying or selling any security from or to any person (or certain affiliates of a person) who owns more than 25% of our voting securities, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any Portfolio Company at the same time as another fund managed by the Investment Adviser or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.
We may, however, co-invest with the Investment Adviser and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may co-invest with such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on our behalf and on behalf of other clients, negotiates no term other than price. We may also co-invest with the Investment Adviser or its affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, and Churchill’s allocation policy, which Churchill maintains in writing. Under this allocation policy, a portion of each opportunity, which may vary based on asset class and from time to time, is offered to us and similar eligible accounts, as periodically determined by Churchill. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably in the short-term or over time.
Additionally, the Investment Adviser and certain other funds and accounts sponsored or managed by the Investment Adviser and its affiliates (including the Company) have been granted the Exemptive Order by the SEC, which permits the Company greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Company to co-invest with other accounts sponsored or managed by the Investment Adviser or its affiliates in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
In situations where co-investment with other funds managed by the Investment Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer on a differential basis between clients, or where the different investments could be expected to result in a conflict between our interests and those of other clients of the Investment Adviser that cannot be mitigated or otherwise addressed pursuant to the policies and procedures of the Investment Adviser, the Investment Adviser must decide which client will proceed with the investment. The Investment Adviser makes these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time (and which takes into consideration the ability of the relevant account(s) to acquire securities in an amount and on terms suitable for the relevant transaction). Moreover, there will be a conflict of interest if we invest in any issuer in which a fund managed by the Investment Adviser or its affiliates, including Nuveen Churchill Direct Lending Corp. and other funds and accounts that Churchill manages, has previously invested, and in some cases, we will be restricted from making such investment. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. To the extent that our assets are treated as ‘‘plan assets’’ under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, including Nuveen Churchill Direct Lending Corp. and other funds and accounts that Churchill manages, so long as their and our respective investments are at the same level of such issuer’s capital structure; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act.
If the Investment Adviser forms other affiliates in the future, such as the Company, we may co-invest on a concurrent basis with such other affiliate, subject to compliance with ERISA, pursuant to the Order and other applicable regulations and regulatory guidance and our allocation procedures. In addition, we pay Management Fees to the Investment Adviser and reimburse the Investment Adviser for certain expenses it incurs. As a result, investors in our Shares invest in us on a ‘‘gross’’ basis and receive distributions on a ‘‘net’’ basis after our expenses. Any potential conflict of interest arising as a result of the arrangements with the Investment Adviser could have a material adverse effect on our business, results of operations and financial condition.
We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
We compete with a number of specialty and commercial finance companies to make the types of investments that we make in middle-market companies, including business development companies, traditional commercial banks, private investment funds, regional banking institutions, small business investment companies, investment banks and insurance companies. Additionally, with increased competition for investment opportunities, alternative investment vehicles such as hedge funds may seek to invest in areas they have not traditionally invested in or from which they had withdrawn during the economic downturn, including investing in middle-market companies. As a result, competition for investments in middle-market companies has intensified, and we expect that trend to continue. Certain of our existing and potential competitors are large and may have greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, however, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss.
Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to obtain and maintain our RIC status. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

We will be subject to corporate-level U.S. federal income tax if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.
We intend to elect to be treated as a RIC under Subchapter M of the Code for the fiscal year ending December 31, 2021, and intend to qualify annually thereafter; however, no assurance can be given that we will be able to qualify for and maintain RIC status. To receive RIC tax treatment under the Code and to be relieved of federal taxes on income and gains distributed to our Shareholders, we must meet certain requirements, including source-of-income, asset diversification and distribution requirements. The annual distribution requirement applicable to RICs is satisfied if we timely distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our Shareholders on an annual basis. In addition, we will be subject to a 4% nondeductible U.S. federal excise tax to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar year basis. To the extent we use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and may be subject to financial covenants under loan and credit agreements, each of which could, under certain circumstances, restrict us from making annual distributions necessary to receive RIC tax treatment. If we are unable to obtain cash from other sources, we may fail to be taxed as a RIC and, thus, may be subject to corporate-level U.S. federal income tax on our entire taxable income without regard to any distributions made by us. In order to be taxed as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to be taxed as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to Shareholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our Shareholders.
We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Original issue discount, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contracted PIK arrangements, will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash.
Because we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirements applicable to RICs. In such a case, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations and sourcings to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify for the tax benefits available to RICs and thus be subject to corporate-level U.S. federal income tax.
Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.
We may issue debt securities or preferred shares and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted as a BDC to issue senior securities in amounts such that our Asset Coverage Ratio, as defined in the 1940 Act, equals at least 150% of total assets less all liabilities and indebtedness not represented by senior securities, immediately after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. This could have a material adverse effect on our operations and we may not be able to make distributions in an amount sufficient to be subject to taxation as a RIC, or at all. In addition, issuance of securities could dilute the percentage ownership of our current Shareholders in us.
No person or entity from which we borrow money will have a veto power or a vote in approving or changing any of our fundamental policies. If we issue preferred shares, the preferred shares would rank “senior” to Shares in our capital structure, preferred Shareholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our Shareholders, and the issuance of preferred shares could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our Shares or otherwise be in your best interest. Holders of our Shares will directly or indirectly bear all of the costs associated with offering and servicing any preferred shares that we issue. In addition, any interests of preferred Shareholders may not necessarily align with the interests of holders of our Shares and the rights of holders of preferred shares to receive dividends would be senior to those of holders of our Shares.
As a BDC, we generally are not able to issue our Shares at a price below NAV per share without first obtaining the approval of our Shareholders and our independent directors. If we raise additional funds by issuing more Shares or senior securities convertible into, or exchangeable for, our shares, then percentage ownership of our Shareholders at that time would decrease, and you might experience dilution. We may seek Shareholder approval to sell Shares below NAV in the future.
There are significant financial and other resources necessary to comply with the requirements of being an SEC reporting entity.
Upon the effectiveness of this Registration Statement on Form 10, even though we will be an “emerging growth company” under the JOBS Act, we will still be subject to the reporting requirements of the 1934 Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The 1934 Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight will be required. We intend to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.
We will incur additional reporting and financial obligations after we cease to be an “emerging growth company” under the JOBS Act.
The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will remain an emerging growth company for up to five years following an IPO or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues equal or exceeds $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Shares that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months and have filed an annual report on Form 10-K, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period or (iv) December 31 of the fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the 1933 Act.
We are not currently required to comply with all of the internal control evaluation requirements of the Sarbanes-Oxley Act.
We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.
Upon registering the Shares under the 1934 Act, we will be subject to certain provisions of the Sarbanes-Oxley Act and related rules and regulations promulgated by the SEC, and our management will be required to report on our internal control over financial reporting pursuant to Section 404 beginning with our second annual report on Form 10-K. We have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting after the first full year as a reporting company under the 1934 Act. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a publicly-reporting entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and, following an IPO, lead to a decline in the market price of our Shares.
The Small Business Credit Availability Act allows us to incur additional leverage.
The Small Business Credit Availability Act amends the 1940 Act to permit a BDC to reduce the required minimum asset coverage ratio applicable to the BDC to 150.0% (which means we can borrow $2 for every $1 of our equity), subject to certain requirements described therein. The Board has approved, and the Investment Adviser (as the Company’s initial Shareholder) is expected to approve, a proposal to adopt an Asset Coverage Ratio of 150% in connection with the organization of the Company. Incurring additional indebtedness could increase the risk of investing in the Company. The 150% Asset Coverage Ratio is expected to become applicable to us upon the approval of our initial Shareholder.
Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our

Shares. If the value of our assets increases, then leveraging would cause the NAV attributable to our Shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.
Provisions in a credit facility may limit discretion.
We may in the future enter into credit facilities. To the extent we borrow money to make investments, such underlying credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral agent for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.
We may be subject to limitations as to how borrowed funds may be used.
We may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.
Any defaults under a credit facility could adversely affect our business.
In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are exposed to risks associated with changes in interest rates.
Because we may borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. A reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net investment income. However, an increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make an investment in our common stock less attractive if we are not able to increase our distribution rate, which could reduce the value of our common stock. Further, rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield.
In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates (such as a LIBOR floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.
If general interest rates rise, there is a risk that the Portfolio Companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause Portfolio Companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our Portfolio Companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.
On March 5, 2021, the United Kingdom’s Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that (i) 24 LIBOR settings would cease to exist immediately after December 31, 2021 (all seven euro LIBOR settings; all seven Swiss franc LIBOR settings; the Spot Next, 1-week, 2-month, and 12-month Japanese yen LIBOR settings; the overnight, 1-week, 2-month, and 12-month sterling LIBOR settings; and the 1-week and 2-month US dollar LIBOR settings); (ii) the overnight and 12-month US LIBOR settings would cease to exist after June 30, 2023; and (iii) the FCA would consult on whether the remaining nine LIBOR settings should continue to be published on a synthetic basis for a certain period using the FCA’s proposed new powers that the UK government is legislating to grant to them. Central banks and regulators in a number of major jurisdictions (for example, United States, United Kingdom, European Union, Switzerland and Japan) have convened working groups to find, and implement the transition to, suitable replacements for interbank offered rates. To identify a successor rate for U.S. dollar LIBOR, the Alternative Reference Rates Committee (“ARRC”), a U.S.-based group convened by the Federal Reserve Board and the Federal Reserve Bank of New York, was formed. The ARRC has identified the Secured Overnight Financing Rate (“SOFR”) as its preferred alternative rate for LIBOR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. Although SOFR appears to be the preferred replacement rate for U.S. dollar LIBOR, at this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or other reforms to LIBOR that may be enacted in the United States, United Kingdom or elsewhere or, whether the COVID-19 pandemic will have further effect on LIBOR transition plans.The elimination of LIBOR or any other changes or reforms to the determination or supervision of LIBOR could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to us or on our overall financial condition or results of operations.
Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.
In November 2020, the SEC adopted new rules regarding the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations. BDCs that use derivatives would be subject to a value-at-risk (“VaR”) leverage limit, certain other derivatives risk management program and testing requirements and requirements related to board reporting. These new requirements would apply unless the BDC qualified as a “limited derivatives user,” as defined in the SEC’s adopted rules. A BDC that enters into reverse repurchase agreements or similar financing transactions could either (i) comply with the asset coverage requirements of Section 18 when engaging in reverse repurchase agreements or (ii) chose to treat such agreements as derivatives transactions under the adopted rule. Under the adopted rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a Portfolio Company, if the BDC has a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. If the BDC cannot meet this test, it is required to treat unfunded commitments as a derivatives transaction subject to the requirements of the rule. Collectively, these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts.
If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC, which would have a material adverse effect on our business, financial condition and results of operations.
As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets. See “Business—Qualifying Assets.” We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to business development companies. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing Portfolio Companies which could result in the dilution of our position or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations, and cash flows.
We may experience fluctuations in our quarterly operating results.
We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
The effect of global climate change may impact the operations of our Portfolio Companies.
There may be evidence of global climate change. Climate change creates physical and financial risk and some of our Portfolio Companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our Portfolio Companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our Portfolio Companies’ financial condition through, for example, decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.
Global economic, political and market conditions may adversely affect our business or cause us to alter our business strategy.
The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. The U.S. and global capital markets experienced extreme volatility and disruption during the economic downturn that began in mid-2007, and the U.S. economy was in a recession for several consecutive calendar quarters during the same period. In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt, which created concerns about the ability of certain nations to continue to service their sovereign debt obligations. Risks resulting from such debt crisis, including any austerity measures taken in exchange for bailout of certain nations, and any future debt crisis in Europe or any similar crisis elsewhere could have a detrimental impact on the global economic recovery, sovereign and non-sovereign debt in certain countries and the financial condition of financial institutions generally. On January 31, 2020, the United Kingdom ended its membership in the European Union (“Brexit”). Under the terms of the withdrawal agreement negotiated and agreed between the United Kingdom (the “UK”) and the European Union, the UK’s departure from the European Union was followed by a transition period, which ran until December 31, 2020 and during which the UK continued to apply European Union law and was treated for all material purposes as if it were still a member of the European Union. On December 24, 2020, the European Union and United Kingdom governments signed a trade deal that became provisionally effective on January 1, 2021 and that now governs the relationship between the United Kingdom and the European Union (the “Trade Agreement”). The Trade Agreement implements significant regulation around trade, transport of goods and travel restrictions between the United Kingdom and the European Union.
Notwithstanding the foregoing, the longer term economic, legal, political and social implications of Brexit are unclear at this stage and are likely to continue to lead to ongoing political and economic uncertainty and periods of increased volatility in both the United Kingdom and in wider European markets for some time. In particular, Brexit could lead to calls for similar referendums in other European jurisdictions, which could cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty could have adverse effects on the economy generally and on our ability to earn attractive returns. In particular, currency volatility could mean that our returns are adversely affected by market movements and could make it more difficult, or more expensive, for us to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential further downgrading of the United Kingdom’s sovereign credit rating, could also have an impact on the performance of certain investments made in the United Kingdom or Europe.
We are currently operating in a period of significant market disruption and economic uncertainty.
The COVID-19 pandemic has delivered a shock to the global economy. Containment efforts around the world have halted business and manufacturing operations and restricted people’s movement and travel. This outbreak has led and for an unknown period of time will continue to lead to disruptions in local, regional, national and global markets and economies effected thereby, including a recession and a steep increase in unemployment in the United States. With respect to the U.S. credit markets (in particular for middle market loans), this outbreak has resulted in, and until fully resolved is likely to continue to result in, the following among other things: (i) government imposition of various forms of shelter-in-place orders and the closing of “non-essential” businesses, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chains, demand and practical aspects of their operations, as well as in lay-offs of employees, and, while these effects are hoped to be temporary, some effects could be persistent or even permanent; (ii) increased draws by borrowers on revolving lines of credit; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) volatility and disruption of these markets including greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility, and liquidity issues; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and middle market businesses.
While several countries, as well as certain states, counties and cities in the United States, have relaxed initial public health restrictions with the view to partially or fully reopening their economies, many cities have since experienced a surge in the reported number of cases, hospitalizations and deaths related to the COVID-19 pandemic. These surges have led to the re-introduction of such restrictions and business shutdowns in certain states in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Health advisors warn that recurring COVID-19 outbreaks will continue if reopening is pursued too soon or in the wrong manner, which may lead to the re-introduction or continuation of certain public health restrictions (such as instituting quarantines, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues). Additionally, as of late December 2020, travelers from the United States are not allowed to visit Canada, Australia or the majority of countries in Europe, Asia, Africa and South America. These continued travel restrictions may prolong the global economic downturn. In addition, although the Federal Food and Drug Administration authorized vaccines for emergency use starting in December 2020, it remains unclear how quickly the vaccines will be distributed nationwide and globally or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the COVID-19 pandemic subsides, the U.S. economy and most other major global economies may continue to experience a recession, and we anticipate our business and operations could be materially adversely affected by a prolonged recession in the United States and other major markets.
This outbreak is having, and any future outbreaks could have, an adverse impact on the markets and the economy in general, which could have a material adverse impact on, among other things, the ability of lenders to originate loans, the volume and type of loans originated, and the volume and type of amendments and waivers granted to borrowers and remedial actions taken in the event of a borrower default, each of which could negatively impact the amount and quality of loans available for investment by us and returns to us, among other things. General uncertainty surrounding the dangers and impact of COVID-19 (including the preventative measures taken in response thereto and additional uncertainty regarding new variants of COVID-19 that have emerged in the U.S., South Arica and Brazil) has to date created significant disruption in supply chains and economic activity. As of the date of this Form 10, it is impossible to determine the scope of this outbreak, or any future outbreaks, how long any such outbreak, market disruption or uncertainties may last, the effect any governmental actions will have or the full potential impact on us and our Portfolio Companies. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to contain COVID-19 or treat its impact, all of which are beyond our control. Additionally, oil prices collapsed to an 18-year low on supply glut concerns, as shutdowns across the global economy sharply reduced oil demand while Saudi Arabia and Russia engaged in a price war. Central banks and governments have responded with liquidity injections to ease the strain on financial systems and stimulus measures to buffer the shock to businesses and consumers. These measures have helped stabilize certain portions of the financial markets over the short term, but volatility will likely remain elevated until the health crisis itself is under control (via fewer new cases, lower infection rates and/or verified treatments). There are still many unknowns and new information is incoming daily, compounding the difficulty of modeling outcomes for epidemiologists and economists alike.

Disruptions in the capital markets resulting from the pandemic have increased the spread between the yields realized on risk-free and higher risk securities. Certain parts of the fixed income markets have experienced significant drops in values as a result, particularly below-investment grade corporate credits. The disruptions to global supply chains, consumer demand, business investment and the global financial system are just beginning to be seen, but are resulting (and are expected to continue to result) in significant disruption to the businesses of U.S. operating companies. This disruption is expected to result in an increase in the liquidity needs of U.S operating companies, as well as an increase in requests for amendments and waivers of corporate credit agreements to avoid defaults. These effects are expected to impact middle market companies to which we lend and in which we invest.
In addition, due to the outbreak in the United States, the staff of our Investment Adviser is currently working remotely, which may introduce additional operational risk to us. Staff members of certain of our other service providers may also work remotely during the COVID-19 outbreak. An extended period of remote working could lead to service limitations or failures that could impact us or our performance.
These conditions and future market disruptions and/or illiquidity could have an adverse effect on our (and our Portfolio Companies’) business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase funding costs, limit access to the capital markets and/or result in a decision by lenders not to extend credit to Portfolio Companies and/or us. These events have limited and could continue to limit our investment originations, limit our ability to grow and have a material negative impact on our operating results and the fair values of our investments.
Additionally, the recent disruption in economic activity caused by the COVID-19 pandemic has had, and may continue to have, a negative effect on the potential for liquidity events involving our investments. The illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital, and any required sale of all or a portion of our investments as a result, could have a material adverse effect on our business, financial condition or results of operations.
While we intend to continue to source and invest in new loan transactions to U.S. middle market companies, we cannot be certain that we will be able to do successfully or consistently during the continuation of the COVID-19 pandemic. A lack of suitable investment opportunities may impair our ability to make new investments, and may reduce our earnings and dividends as a result.
If the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, loan non-accruals, problem assets, and bankruptcies may increase. In addition, collateral for our loans may decline in value, which could cause loan losses to increase and the net worth and liquidity of loan guarantors could decline, impairing their ability to honor commitments to us. An increase in loan delinquencies and non-accruals or a decrease in loan collateral and guarantor net worth could result in increased costs and reduced income which would have a material adverse effect on our business, financial condition or results of operations.
Nor can we be certain as to the duration or magnitude of the economic impact of the pandemic in the markets in which we and our Portfolio Companies operate, including with respect to travel restrictions, business closures, mitigation efforts (whether voluntary, suggested, or mandated by law) and corresponding declines in economic activity that may negatively impact the U.S. economy and the markets for the various types of goods and services provided by U.S. middle market companies. Depending on the duration, magnitude and severity of these conditions and their related economic and market impacts, certain of our Portfolio Companies may suffer declines in earnings and could experience financial distress, which could cause them to default on their financial obligations to us and their other lenders. In consideration of these and related factors, we have downgraded our internal ratings with respect to certain companies and may make additional downgrades with respect to other Portfolio Companies in the future as conditions warrant and new information comes to light.

Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on the fair value of our investments or the conduct of our business.
Any public health emergency, including the COVID-19 pandemic, may cause the valuation of our investments to differ materially from the values that we may ultimately realize. Our valuations, and particularly valuations of private investments and private companies, will be inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information that may not show the complete impact of the COVID-19 pandemic and the resulting measures taken in response thereto. As a result, our valuations may not show the complete or continuing impact of the COVID-19 pandemic and the resulting measures taken in response thereto. These potential impacts, while uncertain, could have a significant impact on us and the fair value of our investments.
The current period of capital markets disruption and economic uncertainty may make it difficult to obtain new indebtedness and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.
Current market conditions may make it difficult to obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a high cost and on unfavorable terms and conditions, including being at a higher cost in rising rate environments. If we are unable to raise debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our Portfolio Companies. If we are unable to obtain credit facilities on commercially reasonable terms, our liquidity may be reduced significantly. If we are unable to repay amounts outstanding under any facility we may enter into and be declared in default or are unable to renew or refinance any such facility, it would limit our ability to initiate significant originations or to operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn or an operational problem that affects third parties or us, and could materially damage our business. Moreover, we are unable to predict when economic and market conditions may become more favorable. An inability to obtain new indebtedness could have a material adverse effect on our business, financial condition or results of operations.
New or modified laws or regulations governing our operations could adversely affect our business.
We and our Portfolio Companies will be subject to regulation by laws at the U.S. federal, state and local levels. These laws and regulations, as well as their interpretation, could change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations could also come into effect. Any such new or changed laws or regulations could have a material adverse effect on our business, and political uncertainty could increase regulatory uncertainty in the near term.
The effects of legislative and regulatory proposals directed at the financial services industry or affecting taxation, could negatively impact the operations, cash flows or financial condition of us or our Portfolio Companies, impose additional costs on us or our Portfolio Companies, intensify the regulatory supervision of us or our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and could be subject to civil fines and criminal penalties.
We invest in securities of issuers that are subject to governmental and non-governmental regulations, including by federal and state regulators and various self-regulatory organizations. Companies participating in regulated activities could incur significant costs to comply with these laws and regulations. If a company in which we invest fails to comply with an applicable regulatory regime, it could be subject to fines, injunctions, operating restrictions or criminal prosecution, any of which could materially and adversely affect the value of our investment.
Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, could cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level U.S. federal income taxes on us. Such changes could result in material differences to our strategies and plans and could shift our investment focus from the areas of expertise of the Investment Adviser to other types of investments in which Investment Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment. If we invest in commodity interests in the future, the Investment Adviser could determine not to use investment strategies that trigger additional regulation by the U.S. Commodity Futures Trading Commission (“CFTC”) or could determine to operate subject to CFTC regulation, if applicable. If we or the Investment Adviser were to operate subject to CFTC regulation, we could incur additional expenses and would be subject to additional regulation.
Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.
There is uncertainty surrounding potential legal, regulatory and policy changes by new presidential administrations in the United States that may directly affect financial institutions and the global economy.
As a result of the November 2020 elections in the United States, the Democratic Party gained control of both the Presidency and Senate from the Republican Party. Therefore, changes in federal policy, including tax policies, and at regulatory agencies are expected to occur over time through policy and personnel changes, which may lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by corporate entities. The nature, timing and economic and political effects of potential changes to the current legal and regulatory framework affecting financial institutions remain highly uncertain. Uncertainty surrounding future changes may adversely affect our operating environment and therefore our business, financial condition, results of operations and growth prospects.
Changes to U.S. tariff and import/export regulations may have a negative effect on our Portfolio Companies and, in turn, harm us.
There has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. The current U.S. presidential administration, along with the U.S. Congress, has created significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our Portfolio Companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.
We anticipate that we will not qualify as a publicly offered RIC immediately after the Private Offering.
We anticipate that we will not qualify as a publicly offered RIC immediately after the Private Offering. If we are not a publicly offered RIC for any period, a non-corporate Shareholder’s allocable portion of our affected expenses, including its management fees, will be treated as an additional distribution to the Shareholder and will be deductible by such Shareholder only to the extent permitted under the limitations described below. In particular, these expenses, which are “miscellaneous itemized deductions”, are not currently deductible by an individual or other non-corporate investor (and, beginning in 2026, will be deductible only to the extent they exceed 2% of such a shareholder’s adjusted gross income, and are not deductible for alternative minimum tax purposes). We may qualify as a publicly offered RIC in future taxable years, but we can provide no assurances that we will qualify as a publicly offered RIC for any taxable year.
The Board may change our investment objective, operating policies and strategies without prior notice or Shareholder approval, the effects of which may be adverse.
The Board has the authority, except as otherwise prohibited by the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without Shareholder approval. However, absent Shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the price value of our Shares. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions.
The Investment Adviser can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
The Investment Adviser has the right to resign under the Investment Management Agreement without penalty at any time upon 60 days’ written notice to us, whether we have found a replacement or not. If the Investment Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our Shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Investment Adviser and its affiliates. Even if we were able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.
The Administrator can resign on 60 days’ notice from its role as our administrator under the Administration Agreement, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
The Administrator has the right to resign under the Administration Agreement without penalty upon 60 days’ written notice to us, whether we have found a replacement or not. If the Administrator resigns, we may not be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our Shares may decline. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if we were able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Terrorist attacks, acts of war, global health emergencies or natural disasters may affect any market for our Shares, impact the businesses in which we invest and harm our business, operating results and financial condition.
Terrorist acts, acts of war, global health emergencies or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, global health emergencies or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks, global health emergencies and natural disasters are generally uninsurable.
The failure of cybersecurity protection systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
The occurrence of a disaster, such as a cyber-attack against us or against a third-party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on our ability to communicate or conduct business, negatively impacting our operations and financial condition. This adverse effect can become particularly acute if those events affect our electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data.
The Investment Adviser and third-party service providers with which we do business depend heavily upon computer systems to perform necessary business functions. Despite the implementation of a variety of security measures, our computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering, malware and computer virus attacks, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause interruptions or malfunctions in our operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.
Third parties with which we do business may also be sources of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as customer, counterparty, employee and borrower information. Cybersecurity failures or breaches by our Investment Adviser and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which we invest, also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with our ability to calculate its net asset value, impediments to trading, the inability of our stockholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. We currently do not maintain insurance coverage relating to cybersecurity risks, and we may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are not fully insured.
We and our service providers are currently impacted by quarantines and similar measures being enacted by governments in response to COVID-19, which are obstructing the regular functioning of business work forces (including requiring employees to work from external locations and their homes). Policies of extended periods of remote working, whether by us or our service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic. Accordingly, the risks described above are heightened under current conditions.
If the Investment Adviser or the Administrator are unable to maintain the availability of their electronic data systems and safeguard the security of their data, their and our ability to conduct business may be compromised, which could impair liquidity, disrupt business, damage their and our reputation and cause losses.
Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack, or damage. We, the Investment Adviser and the Administrator are subject to cybersecurity risks. Information cybersecurity risks have significantly increased in recent years and, while we, the Investment Adviser and the Administrator have not experienced any material losses relating to cyber-attacks or other information security breaches, we could suffer such losses in the future. The Investment Adviser’s and the Administrator’s computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, the Investment Adviser’s and the Administrator’s computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our customers or counterparties. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect ours, the Investment Adviser’s and the Administrator’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In the future, the Investment Adviser or the Administrator may be required to expend significant additional resources to modify their protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. In addition, we, the Investment Adviser and the Administrator may be subject to litigation and financial losses that are not fully insured.
Third parties with which we, the Investment Adviser and the Administrator do business may also be sources of cybersecurity or other technological risks. We outsource certain functions, and these relationships allow for the storage and processing of our information, as well as customer, counterparty, employee and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Further, the remote working conditions resulting from the COVID-19 pandemic have heightened our and our Portfolio Companies’ vulnerability to a cybersecurity risk or incident.
We may incur lender liability as a result of our lending activities.
In recent years, a number of judicial decisions have upheld the right of borrowers and others to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or Shareholders. We may be subject to allegations of lender liability, which could be time-consuming and expensive to defend and result in significant liability.
We may incur liability as a result of providing managerial assistance to our Portfolio Companies.
In the course of providing significant managerial assistance to certain Portfolio Companies, certain of our management and directors may serve as directors on the boards of such companies, to the extent permitted under applicable law, including ERISA. We will be entitled to any fees payable by any of our Portfolio Companies for the services of our officers or directors as directors thereof. To the extent that litigation arises out of investments in these companies, our management and directors may be named as defendants in such litigation, which could result in an expenditure of our funds, through our indemnification of such officers and directors, and the diversion of management time and resources.
Churchill may not be able to achieve the same or similar returns as those achieved by our senior management and investment personnel while they were employed at prior positions.
The track record and achievements of the senior investment professionals of Churchill are not necessarily indicative of future results that will be achieved by Churchill. As a result, Churchill may not be able to achieve the same or similar returns as those previously achieved by the senior investment professionals of Churchill.
Soft dollars and research received and conducted on our behalf will be shared by others.
We may and will bear more or less of the costs of soft dollar or other research than other clients of our Investment Adviser and its affiliates who benefit from such products or services. These research products or services may and will also benefit and be used to assist other clients of our Investment Adviser and its affiliates. Research generated for our Investment Adviser’s credit strategy on our behalf will be used to benefit other investment strategies of our Investment Adviser and its affiliates, including Nuveen Churchill Direct Lending Corp. and other funds and accounts that Churchill manages. Furthermore, our Investment Adviser’s implementation of a credit strategy on our behalf will rely on its affiliates research efforts to manage the client/fund portfolios of such affiliates. Notwithstanding the foregoing, during all periods when our assets are treated as ‘‘plan assets’’ for purposes of ERISA, the Investment Adviser may use soft dollars to obtain products and services on our behalf only to the extent that such products and services fall within the parameters of Section 28(e) of the 1934 Act, as such safe harbor is interpreted by the SEC.
To the extent that our assets are not treated as ‘‘plan assets’’ for purposes of ERISA, our Investment Adviser or its affiliates may cause affiliated Portfolio Companies to enter into agreements regarding group procurement and affiliated matters.
To the extent that our assets are not treated as ‘‘plan assets’’ for purposes of ERISA, our Investment Adviser or its affiliates may cause affiliated Portfolio Companies to enter into agreements regarding group procurement, benefits management, insurance policies (which will from time to time be pooled across Portfolio Companies and discounted due to scale) and other operational, administrative or management related matters from a third party or an affiliate. These programs may benefit our Investment Adviser or its affiliates. Expenses related to these programs may be charged directly or indirectly to us, affiliated funds or other affiliates of us and our Investment Adviser, or affiliated Portfolio Companies.
Our access to confidential information may restrict our ability to take action with respect to some of our investments, which, in turn, may negatively affect our results of operations.
We, directly or through our Investment Adviser, may obtain confidential information about the companies in which we may invest or be deemed to have such confidential information. Our Investment Adviser may come into possession of material, non-public information through its members, officers, directors, employees, principals or affiliates. The possession of such information may, to our detriment, limit the ability of us and our Investment Adviser to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of our Investment Adviser may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of our Investment Adviser come into possession of material non-public information with respect to our investments, such personnel will be restricted by our Adviser’s information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of our Investment Adviser to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of our Investment Adviser in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with our Investment Adviser will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of our Investment Adviser.
Risks Related to the Company’s Operations
We will accept investments from ERISA Plans.
We intend to accept investments from Benefit Plan Investors that are subject to oversight under ERISA. As a result, we expect that our assets will likely be deemed to be ‘‘plan assets’’ under the plan asset regulations promulgated by the Department of Labor, unless (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities . Assuming that occurs, we will be required to comply with additional fiduciary and regulatory burdens as a result, including among other things, a requirement that we retain unaffiliated third-party firms to value our Portfolio Investments, rather than having initial valuations performed by our Investment Adviser. Such regulatory burdens could slow our investment process and potentially cause us to incur additional administrative expenses beyond what we currently anticipate, either of which could materially and adversely impact our net income and results of operations.
Economic recessions or downturns could impair our Portfolio Companies and harm our operating results.
Many of our Portfolio Companies will be susceptible to economic slowdowns or recessions, including as a result of the COVID-19 pandemic, and may be unable to repay our loans during these periods. Therefore, any non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may decrease the value of collateral securing some of our loans and the value of our equity investments and could lead to financial losses in our portfolio and a corresponding decrease in revenues, net income and assets.
Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.
A Portfolio Company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our Portfolio Company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Portfolio Company. It is possible that we could become subject to a lender liability claim, including as a result of actions taken if we or Churchill renders significant managerial assistance to the borrower. Furthermore, if one of our Portfolio Companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we or Churchill provided managerial assistance to that Portfolio Company or otherwise exercise control over it, a bankruptcy court might re-characterize our debt as a form of equity and subordinate all or a portion of our claim to claims of other creditors.

Market conditions have materially and adversely affected debt and equity capital markets in the United States and around the world.
In the past, the global capital markets experienced periods of disruption resulting in increasing spreads between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free and a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated market. These events, along with the deterioration of the housing market, illiquid market conditions, declining business and consumer confidence and the failure of major financial institutions in the United States, led to a general decline in economic conditions. This economic decline materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and to financial firms in particular. If such a period of disruption were to occur in the future, to the extent that we wish to use debt to fund our investments, the debt capital that will be available to us, if at all, may be at a higher cost, and on terms and conditions that may be less favorable, than what we expect, which could negatively affect our financial performance and results. A prolonged period of market illiquidity may cause us to reduce the volume of loans we originate and/or fund below historical levels and adversely affect the value of our Portfolio Investments, which could have a material and adverse effect on our business, financial condition, and results of operations. The spread between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free has remained narrow on a relative basis recently. If these spreads were to widen or if there were deterioration of market conditions, these events could materially and adversely affect our business.
Our investments in leveraged Portfolio Companies may be risky, and you could lose all or part of your investment.
Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we may invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, our junior secured loans are generally subordinated to Senior Loans. As such, other creditors may rank senior to us in the event of an insolvency.
We intend to invest in middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.
We intend to invest in loans to middle-market, privately owned companies. Compared to larger, publicly traded firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand, compete and operate their business. In addition, many of these companies may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Accordingly, loans made to these types of borrowers may entail higher risks than loans made to companies that have larger businesses, greater financial resources or are otherwise able to access traditional credit sources on more attractive terms.
Investing in middle-market companies involves a number of significant risks, including that middle-market companies:
•may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our Portfolio Company and, in turn, on us;

•typically have more limited access to the capital markets, which may hinder their ability to refinance borrowings;
•will be unable to refinance or repay at maturity the unamortized loan balance as we structure our loans such that a significant balance remains due at maturity;
•generally have less predictable operating results, may be particularly vulnerable to changes in customer preferences or market conditions, depend on one or a limited number of major customers;
•may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and
•generally have less publicly available information about their businesses, operations and financial condition. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose all or part of our investment.
Any of these factors or changes thereto could impair a Portfolio Company’s financial condition, results of operation, cash flow or result in other adverse events, such as bankruptcy, any of which could limit a Portfolio Company’s ability to make scheduled payments on loans from us. This, in turn, may lead to their inability to make payments on outstanding borrowings, which could result in losses in our loan portfolio and a decrease in our net interest income and book value.
We may be subject to risks associated with our investments in Senior Loans.
We intend to invest in Senior Loans. Senior Loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with senior secured loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed income instruments, although Senior Loans are senior and secured in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured. Investment in Senior Loans rated below investment grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could have a material adverse effect on our performance. An economic downturn would generally lead to a higher non-payment rate, and a Senior Loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a Senior Loans may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.
There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the 1933 Act or registered under the 1934 Act. As a result, Churchill will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we will be particularly dependent on the analytical abilities of Churchill.
In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.
We may be subject to risks associated with our investments in unitranche secured loans and securities.
We may invest in unitranche secured loans, which are a combination of senior secured and junior secured debt in the same facility. Unitranche secured loans provide all of the debt needed to finance a leveraged buyout or other corporate transaction, both senior and junior, but generally in a first-lien position, while the borrower generally pays a blended, uniform interest rate rather than different rates for different tranches. Unitranche secured debt generally requires payments of both principal and interest throughout the life of the loan.

Generally, we expect these securities to carry a blended yield that is between senior secured and junior debt interest rates. Unitranche secured loans provide a number of advantages for borrowers, including the following: simplified documentation, greater certainty of execution and reduced decision-making complexity throughout the life of the loan. In some cases, a portion of the total interest may accrue or be paid in kind. Because unitranche secured loans combine characteristics of senior and junior financing, unitranche secured loans have risks similar to the risks associated with senior secured and second-lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche secured loan.
We may be subject to risks associated with our investment in junior debt securities.
We may invest in junior debt securities (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment). Although certain junior debt securities are typically senior to Shares or other equity securities, the equity and debt securities in which we will invest may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefitting senior creditors. In the event any Portfolio Company cannot generate adequate cash flow to meet senior debt service, we may suffer a partial or total loss of capital invested.
We may be subject to risks associated with “covenant-lite” loans.
Certain loans in which we invest may be “covenant-lite.” We use the term “covenant-lite” loans to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we are exposed to “covenant-lite” loans, we may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
We may be subject to risks associated with our investment in equity-related securities.
Our investments may include equity-related securities (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment), such as rights and warrants that may be converted into or exchanged for the issuer’s Shares or the cash value of the issuer’s Shares. The equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We will generally have little, if any, control over the timing of any gains we may realize from our equity investments. We may also be unable to realize any value if a Portfolio Company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We may be unable to exercise any put rights we acquire, which would grant us the right to sell our equity securities back to the Portfolio Company, for the consideration provided in its investment documents if the issuer is in financial distress. Additionally, we may make equity or equity-related investments alongside a Senior Loan investment, which may result in conflicts related to the rights of those investments.
Loans may become nonperforming for a variety of reasons.
A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although we exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.
The lack of liquidity in our investments may adversely affect our business.
All of our assets may be invested in illiquid securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to maintain the election to be regulated as a BDC and qualify as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. We may also face other restrictions on our ability to liquidate an investment in a Portfolio Company to the extent that we or the Investment Adviser have material nonpublic information regarding such Portfolio Company.
Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our Portfolio Investments, reducing our NAV through increased net unrealized depreciation.
As a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. As part of the valuation process, we ((x) through an unaffiliated third-party firm, to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, or (y) through our Investment Adviser and/or Administrator, to the extent that our assets are not treated as ‘‘plan assets’’ for purposes of ERISA) may take into account the following types of factors, if relevant, in determining the fair value of our investments:
•a comparison of the Portfolio Company’s securities to publicly traded securities;
•the enterprise value of a Portfolio Company;
•the nature and realizable value of any collateral;
•the Portfolio Company’s ability to make payments and its earnings and discounted cash flow;
•the markets in which the Portfolio Company does business; and
•changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.

Our Portfolio Companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.
The loans that will underlie our portfolio may be callable at any time, and many of them can be repaid with no premium to par. It is not clear at this time when or if any loan might be called. Whether a loan is called will depend both on the continued positive performance of the Portfolio Company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change frequently, it is unknown when, and if, this may be possible for each Portfolio Company. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause us to reinvest prepayment proceeds in lower-yielding instruments. In the case of some of these loans, having the loan called early may reduce our achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields.
Our portfolio may be exposed in part to one or more specific industries, which may subject us to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.
Our portfolio may have significant exposure to one or more specific industries. A downturn in any particular industry in which we are invested could significantly impact the aggregate returns we realize. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.
To the extent original issue discount and payment-in-kind interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.
Our investments may include original issue discount, or OID, components and may include PIK interest or PIK dividend components. To the extent original issue discount constitutes a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:
•We must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID or other amounts accrued will be included in investment company taxable income for the year of the accrual, we may be required to make a distribution to our Shareholders in order to satisfy our annual distribution requirements, even though we will not have received any corresponding cash amount. As a result, we may have to sell some of our investments at times or at prices that would not be advantageous to us, raise additional debt or equity capital or forgo new investment opportunities.
•OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the lender.
•Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.
•OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.
•OID instruments generally represent a significantly higher credit risk than coupon loans.
•OID income received by us may create uncertainty about the source of our cash distributions to Shareholders. For accounting purposes, any cash distributions to Shareholders representing OID or market discount income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. Thus, although a distribution of OID or market discount interest comes from the cash invested by the Shareholders, Section 19(a) of the 1940 Act does not require that Shareholders be given notice of this fact by reporting it as a return of capital.
•The deferral of PIK interest has a negative impact on liquidity, as it represents non-cash income that may require distribution of cash dividends to Shareholders in order to maintain our RIC status. In addition, the deferral of PIK interest also increases the loan-to-value (“LTV”) ratio at a compounding rate, thus, increasing the risk that we will absorb a loss in the event of foreclosure.
•OID and market discount instruments create the risk of non-refundable incentive fee payments to the Investment Adviser based on non-cash accruals that we may not ultimately realize.
We will be a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer.
We will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Our portfolio may be concentrated in a limited number of Portfolio Companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we will not have fixed guidelines for diversification. To the extent that we assume large positions in the securities of a small number of issuers, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.
We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings.
Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a Portfolio Company may adversely and permanently affect the Portfolio Company. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Our failure to make follow-on investments in our Portfolio Companies could impair the value of our portfolio.
Following an initial investment in a Portfolio Company, we may make additional investments in that Portfolio Company as “follow-on” investments, in seeking to:
•increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a Portfolio Company;
•exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or
•preserve or enhance the value of our investment.
We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a Portfolio Company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by Churchill’s allocation policy.
Because we will not hold controlling equity interests in a significant number of our Portfolio Companies, we may not be able to exercise control over our Portfolio Companies or to prevent decisions by management of our Portfolio Companies, which could decrease the value of our investments.
We do not expect to hold controlling equity positions in a significant number of our Portfolio Companies. Our debt investments may provide limited control features such as restrictions, for example, on the ability of a Portfolio Company to assume additional debt, or to use the proceeds of our investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% equity ownership, and may also be present at lower ownership levels where we provide managerial assistance. When we do not acquire a controlling equity position in a Portfolio Company, we may be subject to the risk that a Portfolio Company may make business decisions with which we disagree, and that the management and/or Shareholders of a Portfolio Company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we typically hold in our Portfolio Companies, we may not be able to dispose of our investments in the event we disagree with the actions of a Portfolio Company and may therefore suffer a decrease in the value of our investments.
Defaults by our Portfolio Companies will harm our operating results.
A Portfolio Company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such Portfolio Company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting Portfolio Company.
In addition, many of our investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to us if the borrower is unable to refinance or repay.

Our Portfolio Companies may incur debt that ranks equally with, or senior to, our investments in such companies.
Although we expect that our investments will be primarily secured, some investments may be unsecured and subordinated to substantive amounts of senior indebtedness. The Portfolio Companies in which we invest usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Portfolio Company, holders of debt instruments ranking senior to our investment in that Portfolio Company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the Portfolio Company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Portfolio Company.
Additionally, certain loans that we make to Portfolio Companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the Portfolio Company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the Portfolio Company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, we will only have an unsecured claim against the Portfolio Company’s remaining assets, if any.
The rights we may have with respect to the collateral securing the loans we make to our Portfolio Companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt, including in unitranche transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:
•the ability to cause the commencement of enforcement proceedings against the collateral;
•the ability to control the conduct of such proceedings;
•the approval of amendments to collateral documents;
•releases of liens on the collateral; and
•waivers of past defaults under collateral documents.
We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.

We may be subject to risks associated with unsecured loans we make to Portfolio Companies.
We may also make unsecured loans to Portfolio Companies (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment), meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such Portfolio Companies’ collateral, if any, will secure the obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the Portfolio Company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the Portfolio Company’s remaining assets, if any.
We may be subject to risks associated with subordinated investments.
We may also make subordinated investments that rank below other obligations of the obligor in right of payment (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment). Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a Portfolio Company, the Portfolio Company may be highly leveraged, and its relatively high LTV ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
We may be subject to risks associated with syndicated loans.
From time to time, our investments may consist of syndicated loans. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. In most cases, we do not expect to hold a sufficient amount of the indebtedness to be able to compel any actions by the agent. Accordingly, we may be precluded from directing such actions unless we act together with other holders of the indebtedness. If we are unable to direct such actions, we cannot assure you that the actions taken will be in our best interests.
There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.
We may be subject to risks associated with our investments in special situation companies.
We may make investments in companies involved in (or the target of) acquisition attempts or tender offers, or companies involved in spin-offs and similar transactions. In any investment opportunity involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved will either be unsuccessful, take considerable time or result in a distribution of cash or a new security, the value of which will be less than the purchase price to us of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, we may be required to sell our investment at a loss. In connection with such transactions (or otherwise), we may purchase securities on a when-issued basis, which means that delivery and payment take place sometime after the date of the commitment to purchase and are often conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, reorganization or debt restructuring. The purchase price and/or interest rate receivable with respect to a when-issued security are fixed when we enter into the commitment. Such securities are subject to changes in market value prior to their delivery.
The disposition of our investments may result in contingent liabilities.
A significant portion of our investments may involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the Portfolio Company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.
We may not realize gains from our equity investments.
We may in the future make investments that include warrants or other equity or equity-related securities (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment). In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a Portfolio Company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We often seek puts or similar rights to give us the right to sell our equity securities back to the Portfolio Company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.
Risks Related to Our Shares
There is currently no public market for our Shares, and the liquidity of your investment is limited.
There is currently no public market for our Shares, and a market for our Shares may never develop. Our Shares are not registered under the 1933 Act, or any state securities law and are restricted as to transfer by law and the terms of our Charter. Our Shareholders generally may not sell, assign or transfer Shares without prior written consent of the Investment Adviser, which the Investment Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, our Shareholders are not entitled to redeem their Shares. Our Shareholders must be prepared to bear the economic risk of an investment in our Shares for an indefinite period of time. While we may engage in a liquidity event in the future, there can be no assurance that a liquidity event will be consummated for Shareholders.
We may not be able to pay distributions, our distributions may not grow over time and/or a portion of our distributions may be a return of capital.
We intend to pay distributions to our Shareholders. We cannot assure you that we will achieve investment results that will allow us to sustain a specified level of cash distributions or make periodic increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC could limit our ability to pay distributions. All distributions will be paid at the discretion of the Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our Shareholders.
When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our Shares and, assuming that an investor holds our Shares as a capital asset, thereafter as a capital gain.
If the current period of capital market disruption and instability continues for an extended period of time, there is a risk that investors in our equity securities may not receive distributions consistent with historical levels or at all or that our distributions may not grow over time and a portion of our distributions may be a return of capital.
We intend to make distributions on a quarterly basis to our Shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this registration statement on Form 10, including the COVID-19 pandemic described above. For example, if the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories in the jurisdictions, including the United States, affected by the COVID-19 pandemic were to continue for an extended period of time it could result in reduced cash flows to us from our existing Portfolio Companies, which could reduce cash available for distribution to our Shareholders. If we violate certain covenants under our existing or future credit facilities or other leverage, we may be limited in our ability to make distributions. If we declare a distribution and if more Shareholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we may be forced to sell some of our investments in order to make cash distribution payments. To the extent we make distributions to Shareholders that include a return of capital, such portion of the distribution essentially constitutes a return of the Shareholders’ investment. Although such return of capital may not be taxable, such distributions would generally decrease a Shareholder's basis in our Shares and may therefore increase such Shareholder’s tax liability for capital gains upon the future sale of such stock. A return of capital distribution may cause a Shareholder to recognize a capital gain from the sale of our Shares even if the Shareholder sells its shares for less than the original purchase price.
We may choose to pay a portion of our dividends in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash you receive.
We have adopted a dividend reinvestment plan that will provide for reinvestment of our dividends and other distributions on behalf of our Shareholders that elect to opt in to such plan. We may distribute taxable dividends that are payable in part in our shares. Taxable Shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. The tax rate for ordinary income will vary depending on a Shareholder’s particular characteristics. For individuals, the top marginal federal ordinary income tax rate effective beginning in 2018 is 37%. To the extent distributions paid by us to non-corporate Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for a maximum qualified dividend federal tax rate of 20%. However, in this regard, it is anticipated that distributions paid by us will generally not be attributable to such dividends and, therefore, generally will not qualify for the preferential federal tax rate. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains currently at a maximum federal tax rate of 20%.
As a result of receiving dividends in the form of our shares, a U.S. Shareholder may be required to pay tax with respect to such dividends in excess of any cash received. Under certain applicable provisions of the Code and the published guidance, distributions payable of a publicly offered RIC that are in cash or in shares of stock at the election of Shareholders may be treated as taxable distributions. The Internal Revenue Service has issued a revenue procedure indicating that this rule will apply if the total amount of cash to be distributed is not less than 20% of the total distribution. Under this revenue procedure, if too many Shareholders elect to receive their distributions in cash, the cash available for distribution must be allocated among the Shareholders electing to receive cash (with the balance of distributions paid in stock). If we decide to make any distributions consistent with this revenue procedure that are payable in part in our stock, taxable Shareholders receiving such distributions will be required to include the full amount of the distribution (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain distribution) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. Shareholder may be required to pay tax with respect to such distributions in excess of any cash received. If a U.S. Shareholder sells the shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our shares at the time of the sale. Furthermore, with respect to non-U.S. Shareholders, we may be required to withhold federal tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares. In addition, if a significant number of our Shareholders determine to sell our shares in order to pay taxes owed on dividends, it may put downward pressure on the value of our shares.
Investing in our Shares may involve an above-average degree of risk.
The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in Portfolio Companies may be highly speculative and aggressive and, therefore, an investment in our Shares may not be suitable for someone with lower risk tolerance.
Our Shareholders may experience dilution.
Our Shareholders will not have preemptive rights to subscribe for or purchase any Shares issued in the future. To the extent we issue additional equity interests, including in a public offering, a rights offering, or following a subsequent closing, a Shareholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings or rights offerings and the value of our investments, a Shareholder may also experience dilution in the NAV and fair value of our Shares.
Provisions of the Maryland General Corporation Law and our Charter and Bylaws could deter takeover attempts and have an adverse effect on the price of our Shares.
The Maryland General Corporation Law and our Charter and Bylaws contain provisions that may discourage, delay or make more difficult a change in control of us or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. The Board has adopted a resolution exempting from the Maryland Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of our independent directors. If the resolution exempting business combinations is repealed or the Board does not approve a business combination, the Maryland Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. The SEC staff has rescinded its position that, under the 1940 Act, an investment company may not avail itself of the Maryland Control Share Acquisition Act. As a result, we will amend our Bylaws to be subject to the Maryland Control Share Acquisition Act, only if the Board determines that it would be in our best interests to do so, including in light of the Board's fiduciary obligations, applicable federal and state laws, and the particular facts and circumstances surrounding the Board's decision. If such conditions are met, and we amend our Bylaws to repeal the exemption from the Maryland Control Share Acquisition Act, the Maryland Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such a transaction.

We intend to adopt certain measures that may make it difficult for a third-party to obtain control of us, including provisions of our Charter classifying the Board in three staggered terms and authorizing the Board to classify or reclassify shares of our capital stock in one or more classes or series and to cause the issuance of additional shares of our stock. These provisions, as well as other provisions of our Charter and Bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our Shareholders.
There are restrictions on the ability of holders of our Shares to transfer such Shares in excess of the restrictions typically associated with a private offering of securities under Regulation D and other exemptions from registration under the Securities Act, and these restrictions could limit the liquidity of an investment in our Shares and the price at which holders may be able to sell the Shares.
We are relying on an exemption from registration under the 1933 Act and state securities laws in offering our Shares pursuant to a subscription agreement. As such, absent an effective registration statement covering our Shares, such shares may be resold only in transactions that are exempt from the registration requirements of the 1933 Act and with the prior written consent of the Investment Adviser. Our Shares will have limited transferability which could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for our securities or otherwise be in the best interest of our stockholders.
Risks Related to this Offering
Shareholders may be subject to filing requirements under the 1934 Act as a result of an investment in us.
Because our Shares will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of our Shares must be disclosed in a Schedule 13D or Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who choose to reinvest their dividends may see their percentage stake in us increased to more than 5%, thus triggering this filing requirement. Although we provide in our quarterly financial statements the amount of outstanding Shares and the amount of the investor’s Shares, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, owners of 10% or more of our Shares are subject to reporting obligations under Section 16(a) of the 1934 Act.
Shareholders may be subject to the short-swing profits rules under the 1934 Act as a result of an investment in us.
Persons who hold more than 10% of a class of our Shares may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of the issuer profits from the purchase and sale of registered Shares within a six-month period.
We have broad discretion over the use of proceeds of this offering and will use proceeds in part to satisfy operating expenses.
We have significant flexibility in applying the proceeds of this offering and may use the net proceeds from this offering in ways with which you may not agree, or for purposes other than those contemplated at this time. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from net proceeds. Our ability to achieve our investment objective may be limited to the extent that net proceeds of this offering, pending full investment, are used to pay operating expenses.

ITEM 2. FINANCIAL INFORMATION.
DISCUSSION OF THE COMPANY’S EXPECTED OPERATING PLANS
Overview
We were incorporated on January 29, 2021 under the laws of the State of Maryland. Following the Initial Closing Date, we will file an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in ‘‘qualifying assets,’’ source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See ‘‘Item 1. Business—Operating and Regulatory Environment’’ and ‘‘Item 1. Business—Certain U.S. Federal Income Tax Considerations.’’
We are currently in the development stage and have not commenced investment operations. Since inception, there has been no investment activity. The Investment Adviser is expected to contribute an initial $1,000 capital contribution to us in exchange for 100 Shares. To date, our efforts have been limited to organizational activities, the cost of which has been borne by us and paid by the Investment Adviser and its affiliates. In the event receipt of a formal commitment of external capital does not occur, all organization and offering expenses will be borne by the Investment Adviser or its affiliates.
Revenues
We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we (but (for the avoidance of doubt), not our Investment Adviser or Administrator) may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our Portfolio Companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.
Expenses
We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided through the Administration Agreement and the Investment Management Agreement.
All investment professionals of the Investment Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by us.
The Company will bear its own legal and other expenses incurred in connection with its formation and organization and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Adviser directly or pursuant to waivers of the Management Fee), up to a maximum aggregate amount of $1 million.
In addition to Management Fees, except as noted above, the Company will bear all other costs and expenses that are directly and specifically related to its operations, including without limitation:
(1)all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of our investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);
(2)expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Investment Adviser and its officers to the extent that the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA);
(3)extraordinary expenses incurred by the Company (including litigation);
(4)indemnification and contribution expenses provided, that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(5)taxes and other governmental fees and charges;
(6)administering and servicing and special servicing fees paid to third parties for our benefit;
(7)the cost of Company-related operational and accounting software and related expenses;
(8)cost of software (including the fees of third-party software developers) used by the Investment Adviser and its affiliates to track and monitor our investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);
(9)expenses related to the valuation or appraisal of our investments;
(10)risk, research and market data-related expenses (including software) incurred for our investments;
(11)fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which we are subject or incurred in connection with any governmental inquiry, investigation or proceeding involving us; provided that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;
(12)costs associated with the wind-up, liquidation, dissolution and termination of the Company;
(13)other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Investment Management Agreement and the Administration Agreement and fees for outside services provided to us or on our behalf; provided that if the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, we will not incur such expenses or fees, if such expenses and fees arise in connection with such services, to the extent that they are performed by the Administrator;
(14)expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law, including ERISA, if applicable;
(15)annual or special meetings of the Shareholders;

(16)the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of our status as a BDC;
(17)ongoing Company offering expenses;
(18)federal and state registration fees pertaining to the Company;
(19)costs of Company-related proxy statements, Shareholders’ reports and notices;
(20)costs associated with obtaining fidelity bonds as required by the 1940 Act and Section 412 of ERISA;
(21)printing, mailing and all other similar direct expenses relating to the Company;
(22)expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and
(23)only to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities , our allocable portion of overhead, including office equipment and supplies, rent and our allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Investment Adviser or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.
Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) will generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Investment Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Investment Adviser may allocate such expenses among such entities in any other manner that the Investment Adviser believes in good faith to be fair and equitable.
We may utilize one or more forms of borrowing facilities for the purpose of raising capital, which may include subscription lines (each a “Subscription Line”) secured by the Commitments to the Company. We may also guaranty loans made to or in respect of the Company or its investments, enter into repurchase agreements in respect of investments, enter into asset-backed lending facilities, revolving credit facilities, secured or unsecured note issuances, CLO transactions and other forms of borrowing (collectively, “Leverage Arrangements”). In connection with Leverage Arrangements, our lenders may require us to pledge assets, Commitments and/or the right to draw down on Commitments. In this regard, the Subscription Agreement contractually obligates each of our investors to fund their respective Commitments in order to pay amounts that may become due under any Leverage Arrangements or similar obligations.
Financial Condition, Liquidity and Capital Resources
We are currently in the development stage and have not commenced investment operations. The Investment Adviser is expected to contribute an initial $1,000 capital contribution to us in exchange for 100 Shares.
We expect to generate cash from (1) drawing down capital in respect of Shares, (2) cash flows from investments and operations and (3) borrowings from banks or other lenders. We will seek to enter into any Leverage Arrangements on at least customary market terms; however, we cannot assure you we will be able to do so.
Our primary use of cash will be for (1) investments in Portfolio Companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including expenses, the Management Fee and, to the extent permitted under ERISA, if applicable, and the 1940 Act, any indemnification obligations), (3) debt service of any borrowings and (4) cash distributions to the Shareholders.

Quantitative and Qualitative Disclosures about Market Risk
We will be subject to financial market risks, including changes in interest rates. Because we expect to fund a portion of our investments with borrowings, our net investment income is expected to be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we ((x) through an unaffiliated third-party firm, to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, or (y) through our Investment Adviser and/or Administrator, to the extent that our assets are not treated as ‘‘plan assets’’ for purposes of ERISA) will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each Portfolio Investment while employing a consistently applied valuation process for the types of investments we make. See ‘‘Item 1. Business—Valuation of Portfolio Securities.’’

ITEM 3. PROPERTIES.
Our corporate headquarters are located at 430 Park Avenue, 14th Floor, New York, NY 10022, and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
We have not yet commenced commercial activities and will not do so until the Initial Closing Date. The Investment Adviser is expected to contribute an initial $1,000 capital contribution to us in exchange for 100 Shares. We will not raise additional capital prior to the Initial Closing Date, at which point we will raise capital from the issuance of privately offered Shares.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.
Board of Directors and Executive Officers
Our business and affairs are managed under the direction of our Board. Our Board appoints our officers, who serve at the discretion of our Board. Our Board has an audit committee, a nominating and corporate governance committee and a special transactions committee and may establish additional committees from time to time as necessary.
Our Board consists of three members, two of whom are classified under Section 2(a)(19) of the 1940 Act as non-interested persons. Each director will hold office for a one-year term. At each annual meeting of our stockholders, the successors to the directors whose terms expire at each such meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders following their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the ‘‘MGCL’’) providing that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Our charter will also provide that any director, or the entire board of directors, may be removed at any time, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.
Directors
Information regarding our Board is set forth below. The directors have been divided into two groups—Independent Directors and interested directors. Interested directors are ‘‘interested persons’’ of the Company as defined in Section 2(a)(19) of the 1940 Act. The address for each director is c/o NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022.

Name	Age	Position	Director Since	Term Expires
Interested Directors:
Kenneth Kencel	60	Chief Executive Officer, President, Director and Chairman	2021	2022
Independent Directors:
Reena Aggarwal	63	Director	2021	2022
James J. Ritchie	66	Director	2021	2022
Executive Officers Who Are Not Directors
Information regarding each person who is an executive officer of the Company but who is not a director is as follows:

Name	Age	Position
Shai Vichness	38	Chief Financial Officer and Treasurer
Thomas Grenville	49	Chief Compliance Officer
John McCally	41	Vice President and Secretary
Christopher Rohrbacher	49	Vice President and Assistant Secretary
Marissa Short	37	Controller
The address for each executive officer is c/o NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022.

Biographical Information
Directors
Each of our directors has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our stockholders as a whole. We have selected our current directors to provide a range of backgrounds and experience to our Board. Set forth below is biographical information for each director, including a discussion of the director’s particular experience, qualifications, attributes or skills that led us to conclude, as of the date of this Registration Statement, that the individual should serve as a director, in light of our business and structure.
Independent Directors
Reena Aggarwal
Reena Aggarwal is a director of the Company. Dr. Aggarwal is currently the Vice Provost for Faculty and Robert E. McDonough Professor of Finance at Georgetown University. Dr. Aggarwal has been employed by Georgetown University since 1986 and has served as a Professor at Georgetown University since 2000. Dr. Aggarwal has previously held various positions including Interim Dean and Deputy Dean of Georgetown’s McDonough School of Business; Visiting Professor of Finance at MIT’s Sloan School of Management; FINRA Academic Fellow; Academic Fellow at the U.S. SEC; Visiting Research Scholar at the International Monetary Fund; Fulbright Scholar to Brazil; World Economic Forum Global Agenda Council on the Future of Financing and Capital; and as a Distinguished Scholar at the Reserve Bank of India’s CAFRAL. Dr. Aggarwal serves on the Board of Nuveen Churchill Direct Lending Corp., a BDC sub-advised by Churchill, Cohen and Steers, New York Life Investment Management IndexIQ and Brightwood Capital. She received a Ph.D. in finance from the University of Maryland and M.M.S. from BITS Pilani, India.
We believe Ms. Aggarwal’s depth of knowledge of financial issues and corporate governance experience provide her with skills and valuable insight in serving on the board of an investment company, which make her well-qualified to serve on the Board.
James J. Ritchie
James J. Ritchie is a director of the Company. He currently serves on the boards of Nuveen Churchill Direct Lending Corp., a BDC sub-advised by Churchill, and Kinsale Capital Group, Inc., a Richmond-based specialty insurance company. At various times from 2007 to 2018, he served as chairman of the boards of Brightsphere Investment Group plc, a global asset management firm, F&G Life Insurance Company, a life & annuity insurance company and Quanta Capital Holdings, Ltd., a property and casualty insurance holding company. Prior to serving as chairman of the boards of these firms, he chaired their respective audit committees as well as those of KMG America Corporation, a life and health insurance company, Ceres Group, Inc., a health insurance company, and Lloyds Syndicate 4000. He also formerly served on the board of Old Mutual Bermuda, a Bermuda-based financial services company. From 2001 to 2003, he served as CFO of White Mountains Insurance Group, Ltd., a Bermuda-based insurance holding company. Prior thereto, he held senior management positions in Cigna Corporation and Price Waterhouse (now PricewaterhouseCoopers). He is a member of the National Association of Corporate Directors and the American Institute of Certified Public Accountants. Mr. Ritchie received an MBA from the Rutgers Graduate School of Business Administration and an AB economics degree with honors from Rutgers College.
We believe Mr. Ritchie's broad experiences in the financial services and accounting sectors provide him with skills and valuable insight in handling complex financial transactions and accounting issues, all of which make him well qualified to serve on the Board.

Interested Directors
Ken Kencel, Chief Executive Officer, President & Chairman
Kenneth J. Kencel serves as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of Churchill. Throughout his career in the investment industry he has accrued a broad range of experience in leading middle market businesses.
Previously, Mr. Kencel served as president and a director of Carlyle GMS Finance (Carlyle’s publicly traded business development company). Prior to that he founded and was president and CEO of Churchill Financial, served as head of leveraged finance for Royal Bank of Canada and was head of Indosuez Capital, a leading middle market merchant banking and asset management business. Mr. Kencel also helped to found the high yield finance business at both Chase Securities (now JP Morgan) and SBC Warburg (now UBS).
Mr. Kencel graduated with a B.S., magna cum laude, in Business Administration from Georgetown University and a J.D. from Northwestern University School of Law. He serves on the Pension Investment Advisory Committee for the Archdiocese of New York, the Board of Trustees of Canisius High School and the Advisory Board of Teach for America (Connecticut). Mr. Kencel is a guest lecturer at Boston University Questrom School of Business and a former member of the Board of Advisors and Adjunct Professor at the McDonough School of Business at Georgetown University.
We believe Mr. Kencel’s numerous management positions, as well as his depth of experience with corporate finance and middle market investments, give the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with Churchill provides an important skillset and knowledge base to the Board.
Executive Officers Who Are Not Directors
Shai Vichness, Chief Financial Officer and Treasurer
Shai Vichness serves as Chief Financial Officer and Treasurer of the Company and as a Senior Managing Director and the Chief Financial Officer of Churchill. Previously, as Managing Director and Head of Senior Leveraged Lending for Nuveen, Mr. Vichness was responsible for initiating Nuveen’s investment program in middle market senior loans and was directly involved in the launch of Churchill as an affiliate in 2015. Since the launch of Churchill, Mr. Vichness has been a member of Churchill’s Investment Committee and has been actively engaged in the management of the firm, including the development of its infrastructure and operations. Mr. Vichness joined Nuveen in 2005 and has spent his entire career in the private debt markets, with a significant amount of time spent in the firm’s workout and restructuring department. Mr. Vichness holds a BBA from Baruch College, CUNY and is a CFA charterholder.
Thomas Grenville, Chief Compliance Officer
Thomas Grenville is the Chief Compliance Officer of the Company and has served as chief compliance officer for various Nuveen affiliates since 2010. Prior to joining, Mr. Grenville was at the U.S. Securities and Exchange Commission for seven years where he led examinations of hedge funds, investment companies and investment advisers. He also worked for two years at the State of Oregon’s Division of Finance and Corporate Securities. Mr. Grenville received a BA from Swarthmore College, a JD from Benjamin N. Cardozo Law School and a LLM in Environmental and Natural Resources Law from Lewis and Clark Law School, and a M.B.A. from the University of California, Berkeley. He is a member of the Oregon Bar, and has been designated as a Certified Fraud Examiner by the Association of Certified Fraud Examiners (ACFE).
John McCally, Vice President and Secretary
John McCally is a Vice President and the Secretary of the Company and has served as an Associate General Counsel in the TIAA and Nuveen legal departments since 2010. Mr. McCally provides legal support for various investment and asset management teams within the Nuveen and TIAA businesses, including those engaged in public and private fixed income, derivatives, structured product and infrastructure investment markets. Mr. McCally worked as internal legal counsel in connection with the launch of the Churchill business and continues to provide day-to-day coverage for corporate, asset management and regulatory matters for Churchill. Prior to joining the organization in 2010, Mr. McCally was an associate with Cadwalader, Wickersham & Taft LLP, specializing in derivatives, structured products and investment management, based in its Washington, DC office. Mr. McCally received a BA from Duke University and a juris doctor from The George Washington University Law School.
Christopher Rohrbacher, Vice President and Assistant Secretary
Christopher Rohrbacher is a Vice President and the Assistant Secretary of the Company and a Managing Director and Associate General Counsel at Nuveen. Prior to joining Nuveen in 2008, he was an associate in the Investment Management Group at Skadden, Arps, Slate, Meagher & Flom LLP. He is a graduate of Carleton College and the University of Chicago Law School.
Marissa Short, Controller
Marissa Short joined Churchill in 2018 and currently serves as Controller of the Company and Principal, Funds Controller of Churchill. Previously, she was a senior manager in the Wealth and Asset Management Practice at Ernst & Young LLP, responsible for the planning, implementation, and completion of financial statement audits for top tier SEC and non-SEC clients. Ms. Short received her B.S. in Accounting and Business Administration from Lehigh University and is a Certified Public Accountant in the State of New York.
Our Board has adopted a code of ethics that applies to our executive officers, which forms part of our broader compliance policies and procedures. See ‘‘Item 1. Business—Compliance Policies and Procedures.’’
Board Leadership Structure
Our Board monitors and performs an oversight role with respect to our business and affairs, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board approves the appointment of the Administrator and officers, reviews and monitors the services and activities performed by the Administrator and officers and approves the engagement, and reviews the performance of, our independent public accounting firm.
Under our bylaws, our Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to the chairman by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and our stockholders at such times.
Kenneth Kencel currently serves as the chairman of our Board. Mr. Kencel is an ‘‘interested person’’ of the Company as defined in Section 2(a)(19) of the 1940 Act because he is an officer of the Company and Churchill. We believe that Mr. Kencel’s history with Churchill, familiarity with our investment objectives and investment strategy, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of our Board. We believe that, at present, we are best served through this leadership structure, as Mr. Kencel’s relationship with Churchill provides an effective bridge and encourages an open dialogue between our management and our Board, ensuring that all groups act with a common purpose.
Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management over which the chairman of the audit committee presides, the establishment of audit, nominating and corporate governance and special transactions committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.
We recognize that different board leadership structures are appropriate for companies in different situations. We intend to continue to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board’s Role in Risk Oversight
Our Board performs its risk oversight function primarily through (1) its three standing committees which report to the Board, each of which is comprised solely of Independent Directors and (2) active monitoring by our chief compliance officer and our compliance policies and procedures.
Our audit committee, nominating and corporate governance committee and special transactions committee assist our Board in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The nominating and corporate governance committee’s risk oversight responsibilities include nominating directors for election by the Company’s Shareholders in the event of director vacancies, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees. The special transactions committee’s risk oversight responsibilities include reviewing and making certain findings in respect of co-investment transactions and monitoring compliance with the conditions of the Order that the Company has been granted by the SEC, as well as certain other matters pertaining to potential or actual conflicts of interest.
Our Board performs its risk oversight responsibilities with the assistance of our chief compliance officer. The Board quarterly reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The chief compliance officer’s quarterly report addresses at a minimum:
•the operation of our compliance policies and procedures and our service providers since the last report;
•any material changes to these policies and procedures since the last report;
•any recommendations for material changes to these policies and procedures as a result of the chief compliance officer’s review; and
•any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks.
In addition, the chief compliance officer meets separately in executive session with the Independent Directors periodically, but in no event less than once each year.
We believe that our Board’s role in risk oversight is effective, and appropriate given the extensive regulation to which we are subject as a BDC. We are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited because our asset coverage must equal at least 150.0% immediately after we incur indebtedness. We generally have to invest at least 70.0% of our total assets in ‘‘qualifying assets’’ and are not generally permitted to invest in any Portfolio Company in which one of our affiliates currently has an investment.

We recognize that different board of director roles in risk oversight are appropriate for companies in different situations. We intend to continue to re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.
Committees of the Board
Our Board has established an audit committee, a nominating and corporate governance committee, and a special transactions committee. The members of each committee have been appointed by our Board and serve until their respective successor is elected and qualifies, unless they are removed or resign. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders.
Audit Committee
The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The audit committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) reviews the Audit Committee report, as required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and policies and internal controls over financial reporting; (d) establishes guidelines and makes recommendations to the Board regarding the valuation of the Company’s investments, and is responsible for reviewing valuations and any reports of independent valuation firms (which valuations firms, we will be required to retain to value our Portfolio Investments to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA), confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis; (e) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (f) reviews reports regarding compliance with the Company’s Code of Business Conduct and Ethics; (g) pre-approves all audit and non-audit services provided to us by such independent registered public accounting firm; and (h) acts as a liaison between our independent registered public accounting firm and the Board. The members of the audit committee are Reena Aggarwal and James J. Ritchie, each of whom is not an interested person of the Company for purposes of the 1940 Act. James J. Ritchie serves as the chairman of the audit committee, and our Board has determined that each of Reena Aggarwal and James J. Ritchie are ‘‘audit committee financial experts’’ as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act, and that each of them meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee operates pursuant to a charter approved by our Board. In accordance with its charter adopted by the Board, the Nominating Committee recommends to the Board persons to be nominated by the Board for election on an annual basis and in the event any vacancy on the Board may arise. The Nominating Committee will consider for nomination to the Board candidates submitted by our Shareholders or from other sources it deems appropriate. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee applies the criteria included in its charter. These criteria include the candidate’s standards of character and integrity, knowledge of the Company’s business and industry, conflicts of interest, willingness to devote time to the Company and ability to act in the interests of all Shareholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for board membership. The Board believes diversity is important because a variety of viewpoints contribute to an effective decision-making process.

The Nominating Committee also makes recommendations with regard to the tenure of the directors and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively. The members of the nominating and corporate governance committee are Reena Aggarwal and James J. Ritchie, each of whom is an Independent Director. Reena Aggarwal serves as chair of the nominating and corporate governance committee.
Special Transactions Committee
The special transactions committee will be responsible for reviewing and making certain findings in respect of co-investment transactions under the conditions of the Exemptive Order that the Company has been granted by the SEC as well as certain other matters pertaining to actual or potential conflicts of interest. The special transactions committee is composed of Reena Aggarwal and James J. Ritchie, each of whom is not an interested person of the Company for purposes of the 1940 Act. Reena Aggarwal serves as chair of the special transactions committee.
Portfolio Management
All investment decisions for the Company will require the unanimous approval of the members of the Investment Committee comprised of senior investment personnel of Churchill. The initial members of the Investment Committee are Ken Kencel, Randy Schwimmer, Shai Vichness, Chris Cox and Mat Linett. See “Item I. Business — Description of Business — Investment Committee” for biographies for members of the Investment Committee.
Promoters and Certain Control Persons
The Investment Adviser may be deemed a promoter of the Company. We have entered into the Investment Management Agreement with the Investment Adviser. The Investment Adviser, for its services to us, will be entitled to receive the management fees in addition to the reimbursement of certain expenses. In addition, under the Investment Management Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify the Investment Adviser and certain of its affiliates. See “Item 1 (c). Description of Business—General.”

ITEM 6. EXECUTIVE COMPENSATION.
(a)Compensation of Executive Officers
We do not currently have any employees and do not expect to have any employees. Services necessary for our business, including such services provided by our executive officers, will be provided by individuals who are employees of the Investment Adviser or its affiliates, pursuant to the terms of our Investment Management Agreement and the Administration Agreement, as applicable. Therefore, our day-to-day investment operations will be managed by the Investment Adviser, and most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Investment Adviser or its affiliates.
Each of our executive officers is an employee of an affiliate of the Administrator. None of our executive officers will receive direct compensation from us. To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities, we will reimburse the Administrator for expenses incurred by it on our behalf in performing its obligations under the Administration Agreement.
(b)Compensation of Independent Directors
Each of our Independent Directors will receive an annual retainer fee of $27,500. Independent Directors will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with his or her duties as an Independent Director, including attending any meetings of the Company or industry conferences.
In addition, the chair of the audit committee and the chair of the special transactions committee will each receive an annual retainer of $2,000.
No compensation will be paid to directors who are ‘‘interested persons,’’ as that term is defined in Section 2(a)(19) of the 1940 Act.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
(a)Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons
Investment Management Agreement; Administration Agreement
We will enter into the Investment Management Agreement with our Investment Adviser pursuant to which we will pay Management Fees to the Investment Adviser, and we will enter into the Administration Agreement with the Administrator, pursuant to which and to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are Publicly-offered Securities, we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement.
The Investment Management Agreement and the Administration Agreement are expected to be approved by our Board at the initial board meeting. Unless earlier terminated as described below, each of the Investment Management Agreement and the Administration Agreement will remain in effect for a period from their effective date to the second anniversary of such effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Investment Management Agreement will automatically terminate in the event of an assignment by the Investment Adviser, see ‘‘Item 1A. Risk Factors—Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed.’’ and the Administration Agreement will automatically terminate in the event of an assignment by the Administrator.
Notwithstanding the foregoing, each of the Investment Management Agreement and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, provided, that, such termination will be directed or approved by the vote of a majority of our outstanding voting securities, by the vote of our directors, or by the Investment Adviser or Administrator (as applicable). If the Investment Management Agreement is terminated according to this paragraph, we will pay the Investment Adviser a pro-rated portion of the Management Fee.
Potential Conflicts of Interest
We, the Investment Adviser, and our respective direct or indirect members, partners, officers, directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of the Investment Management Agreement with respect to management fees may create an incentive for the Investment Adviser to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure. In addition, certain personnel of the Investment Adviser serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by them. Similarly, the Investment Adviser may have other clients with similar, different or competing investment objectives as us. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or our Shareholders.
The Investment Adviser or its affiliates may also earn additional fees related to the securities in which the Company invests, which may result in conflicts of interests for the senior investment professionals and members of the Investment Committee making investment decisions. For example, subject to any applicable limitations under ERISA or other applicable law, the Investment Adviser and its affiliates may act as an arranger, syndication agent or in a similar capacity with respect to securities in which the Company invests, in which case the Investment Adviser and its affiliates receive compensation from the issuers of such securities, which compensation would be paid to them separately from management fees paid by the Company. Additionally, subject to any applicable limitations under ERISA or other applicable law, affiliates of the Investment Adviser may act as the administrative agent on credit facilities under which such securities are issued, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder. The Investment Adviser may also simultaneously be managing certain securities for the Company and the same investments on a whole-loan, whole-security basis for TIAA pursuant to separate engagements, which may lead to conflicts of interest.
In certain instances, it is possible that other entities managed by the Investment Adviser or a proprietary account of TIAA may be invested in the same or similar loans or securities as held by the Company, and which may be acquired at different times at lower or higher prices. Those investments may also be in securities or other instruments in different parts of the company’s capital structure that differ significantly from the investments held by the Company, including with respect to material terms and conditions, including without limitation seniority, interest rates, dividends, voting rights and participation in liquidation proceeds. Consequently, in certain instances these investments may be in positions or interests which are potentially adverse to those taken or held by the Company. In such circumstances, policies and procedures will be implemented to address such actual or potential conflicts, which may include, as appropriate, establishing an information barrier between or among the applicable personnel of the relevant affiliated entities (including as between officers of the Investment Adviser), requiring recusal of certain personnel from participating in decisions that give rise to such conflicts, or other protective measures as shall be established from time to time to address such conflicts.
Further, subject to any applicable limitations under ERISA or other applicable law, an affiliate of TIAA may serve as the administrative or other named agent on behalf of the lenders with respect to investments by the Company and/or one or more of its affiliates. In some cases, investments that are originated or otherwise sourced by the Investment Adviser may be funded by a Loan Syndicate organized by the Investment Adviser or its affiliates. The Loan Syndicate Participants, in addition to the Company and its affiliates may include other lenders and various institutional and sophisticated investors (through private investment vehicles in which they invest). The entity acting as agent may serve as an agent with respect to loans made at varying levels of a borrower’s capital structure. Loan Syndicate Participants may hold investments in the same or distinct tranches in the loan facilities of which the Portfolio Investment is a part or in different positions in the capital structure under such Portfolio Investment. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders. In the case of loan facilities that include both senior and subordinate tranches, the agent may take actions in accordance with the instructions of the holders of one or more of the senior tranches without any right to vote or consent (except in certain limited circumstances) by the subordinated tranches of such indebtedness. The Investment Adviser expects that the Portfolio Investments held by the Company and its affiliates may represent less than the amount of debt sufficient to direct, initiate or prevent actions with respect to such loan facility or a tranche thereof of which the Company’s investment is a part (other than preventing those that require the consent of each lender). As a result of an affiliate of TIAA acting as agent for an agented loan where a Loan Syndicate Participant may own more of the related indebtedness of the obligor or hold indebtedness in a position in the capital structure of an obligor different from that of the Company and its affiliates, such Loan Syndicate Participants will be in a position to exercise more control with respect to the related loan facility than that which the Investment Adviser could exercise on behalf of the Company, and may exercise such control in a manner adverse to the interests of the Company.
In addition, TIAA may be a limited partner investor in the private equity funds that own the Portfolio Companies in which the Company will invest or TIAA may otherwise have a relationship with the private equity funds or Portfolio Companies, which may give rise to certain conflicts or limit the Company’s ability to invest in such Portfolio Companies. TIAA and other Nuveen-managed private clients) may also hold passive equity co-investments in such private equity funds or Portfolio Companies owned by such fund, or in holding companies elsewhere in the capital structure of the private equity fund or Portfolio Company, which may give rise to certain conflicts for the investment professionals of Nuveen (including the Investment Adviser) when making investment decisions.
Investment Allocation Policies and Procedures
The Investment Adviser, and its affiliates, has procedures and policies in place designed to manage the potential conflicts of interest between its fiduciary obligations to us and its similar fiduciary obligations to other clients. An investment opportunity that is suitable for multiple clients of the Investment Adviser and its affiliates may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that the Investment Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
In order to address these issues, the Investment Adviser has put in place an investment allocation policy that addresses the restrictions under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities. In the absence of using the Exemptive Order from the SEC that permits greater flexibility relating to co-investments, the Investment Adviser will apply the investment allocation policy to determine which entities will proceed with an investment. When we engage in permitted co-investments, we will do so in a manner consistent with the Investment Adviser’s allocation policy. In situations where co-investment with other entities managed by the Investment Adviser is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, the Investment Adviser will need to decide whether we or such other entity or entities will proceed with the investment. The Investment Adviser will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.
Related Party Transactions
In the ordinary course of business, we may enter into transactions with affiliates and Portfolio Companies that may be considered related party transactions. In order to ensure that we do not engage in any transactions with any persons affiliated with us that are prohibited under the 1940 Act, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed Portfolio Investment, us, and/or certain of our affiliates. We will not enter into any agreements related to any such transactions unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek Board review and approval or exemptive relief for such transaction. Furthermore, to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, we have policies and procedures in place to comply with any requirements under ERISA in respect of conflicts of interest. Our Board will review such procedures on an annual basis.
Co-Investment Opportunities
We may co-invest with the Investment Adviser’s and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may co-invest with such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on our behalf and on behalf of other clients, negotiates no term other than price. We may also co-invest with the Investment Adviser’s or its affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, and the Investment Adviser’s allocation policy, which the Investment Adviser maintains in writing. Under this allocation policy, a portion of each opportunity, which may vary based on asset class and from time to time, is offered to us and similar eligible accounts, as periodically determined by the Investment Adviser. The Company may also co-invest on a concurrent basis with other affiliates of the Company and the Investment Adviser pursuant to the Exemptive Order. Under the terms of the Exemptive Order, a majority of the Company’s independent directors are required to make certain determinations in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Company and the Company’s Shareholders and do not involve overreaching of the Company or the Company’s Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s Shareholders and is consistent with the Company’s investment strategies and policies. In addition, to the extent that our assets are treated as ‘‘plan assets’’ under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and our respective investments are at the same level of such issuer’s capital structure; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act.
Certain Business Relationships
Certain of our current directors and officers are directors or officers of the Investment Adviser. To the extent that the assets of the Company are treated as ‘‘plan assets’’ for purposes of ERISA, the Company will not enter into any agency, agency cross and principal transaction with any of its affiliates, or in any other transaction that could give rise to a prohibited transaction under ERISA.
To the extent that the assets of the Company are not treated as ‘‘plan assets’’ for purposes of ERISA, the Company may enter into transactions with Portfolio Companies, in the Company’s ordinary course of business, that may be considered related party transactions. Under such circumstances, in order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with the Company, the Company has implemented certain policies and procedures whereby the Company’s executive officers screen each of the Company’s transactions for any possible affiliations between the proposed Portfolio Investment, the Company, companies controlled by us and our employees and directors. Furthermore, under such circumstances, the Company will not enter into any agreements unless and until the Company is satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, the Company has taken appropriate actions to seek board review and approval or exemptive relief, as applicable, for such transaction. Our Board reviews these procedures on a quarterly basis.
We have adopted a code of ethics which applies to, among others, our senior officers, including our chief executive officer and chief financial officer, as well as all of our officers, directors and employees. Our code of ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to such code of ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer.
Indebtedness of Management
None.
Material Non-Public Information
The Investment Adviser’s investment professionals may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a Portfolio Company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.
(b)Promoters and Certain Control Persons
The Investment Adviser may be deemed a promoter of the Company. We will enter into the Investment Management Agreement with the Investment Adviser. The Investment Adviser, for its services to us, will be entitled to receive Management Fees. In addition, under the Investment Management Agreement, we expect, to the extent permitted by applicable law (including ERISA, if applicable) and in the discretion of our Board, to indemnify the Investment Adviser and certain of its affiliates. See ‘‘Item 1. Business—Investment Management Agreement.’’

ITEM 8. LEGAL PROCEEDINGS.
Neither we nor the Investment Adviser are currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our Portfolio Companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.
Market Information
Our outstanding Shares will be offered and sold in transactions exempt from registration under the 1933 Act under section 4(a)(2) and Regulation D. See ‘‘Item 10. Recent Sales of Unregistered Securities’’ for more information. There is currently no public market for the Shares, and we do not expect one to develop.
Because the Shares are being acquired by investors in one or more transactions ‘‘not involving a public offering,’’ they are ‘‘restricted securities’’ and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, which consent, with respect to an ERISA Plan, will not be withheld unreasonably in the case of a change of such ERISA Plan’s fiduciaries or trustees, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us. No transfer of Shares will be permitted if such transfer may give rise to a prohibited transaction under Section 406(b) of ERISA, and the transferor and the transferee must so represent in any transfer documents.
Shareholders
Please see ‘‘Item 4. Security Ownership of Certain Beneficial Owners and Management’’ for disclosure regarding our Shareholders.
Distributions
The Company generally intends to distribute substantially all of its available net investment income on a quarterly basis, as determined by the Board in its discretion, and in accordance with RIC requirements. Net realized capital gains, if any, will generally be distributed or deemed distributed at least annually. Subject to the requirements of Section 852(a) of the Code and the terms of any indebtedness or Preferred Shares, distributions of proceeds will be made to the Shareholders pro rata based on the number of Shares held by each Shareholder.
Retention of Proceeds
Subject to the requirements of Section 852(a) of Subchapter M of the Code and the terms of any indebtedness or Preferred Shares, during the Commitment Period, we may retain, in whole or in part, any proceeds attributable to Portfolio Investments. Any retained proceeds that represent net investment income will be treated as a deemed distribution by us to the Shareholders and a deemed re-contribution by the Shareholders to us, and the aggregate Undrawn Commitments of all Shareholders will be reduced accordingly. We may use the amounts so retained to make investments, pay our fees and expenses, repay our borrowings, or fund reasonable reserves for our future expenses or other obligations (including obligations to make indemnification advances and payments to the extent such advances and payments would be permitted under applicable law, including ERISA, if applicable); provided, however, that, after the expiration of the Commitment Period, no part of such retained amounts will be used to make any investment for which we would not be permitted to draw down Commitments. We will treat any retained proceeds that represent net investment income as a deemed distribution to Shareholders and a deemed re-contribution by the Shareholders, and the aggregate Undrawn Commitments of all Shareholders will be reduced accordingly. For the avoidance of doubt, even if the Undrawn Commitment of the Shares becomes zero, we may continue to retain proceeds that represent net investment income as described above for the purpose of paying our operating costs (including expenses, the

Management Fee, payments to the Administrator (to the extent the assets of the Company are not treated as ‘‘plan assets’’ for purposes of ERISA—See ‘‘Item 1. Business—The Administrator’’) and any indemnification obligations to the extent permitted under applicable law, including ERISA, if applicable) and debt service of any borrowings we have made.
Reports to Shareholders
We plan to furnish or make available to our Shareholders an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm. Additionally, upon effectiveness of this Registration Statement, we intend to comply with the periodic reporting requirements of the 1934 Act.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.
We expect to issue and sell 100 Shares at an aggregate purchase price of $1,000 to the Investment Adviser. It is expected that these Shares will be issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
The following description is based on relevant portions of the MGCL and our charter and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized stock consists of 500,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock. There are no outstanding options or warrants to purchase our common stock. No common stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31. Under Maryland law, our Shareholders generally are not personally liable for our debts or obligations.
Under our charter, our Board is authorized to classify and reclassify any unissued stock into other classes or series of stock, including preferred stock, without obtaining Shareholder approval. As permitted by the MGCL, our charter provides that a majority of our entire Board, without any action by our Shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. However, with respect to all other amendments to the charter (other than certain ministerial amendments that may be approved by the Board without a stockholder vote under the MGCL), we may amend our charter only if such amendment is declared advisable by our Board and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Set forth below is a chart describing the classes of our stock to be outstanding as to the date we commence this offering:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common stock	500,000,000	—	100
Our charter also provides that the Board may classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the Shares. There is currently no market for our Shares, and we can offer no assurances that a market for our Shares will develop in the future. Unless the Board or any officer determines otherwise, we will issue all Shares of our stock in uncertificated form.
Common Stock
Under the terms of the charter, all shares of common stock have equal rights as to dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to our Shareholders if, as and when authorized by the Board and declared by us out of funds legally available therefor. Shares of common stock have no preemptive, exchange, conversion or redemption rights and Shareholders generally have no appraisal rights. Shares of common stock are freely transferable, except where their transfer is restricted by federal and state securities laws (including, without limitation, where such transfer would result in a prohibited transaction under Section 406(b) of ERISA, if applicable) or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay, or otherwise provide for, all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of Shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such common stock will be unable to elect any director.
Preferred Stock
Under the terms of our charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without Shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock. In the event we issue preferred stock, we will make any required disclosure to Shareholders. We will not offer preferred stock to the Investment Adviser or our affiliates except on the same terms as offered to all other Shareholders.
Preferred stock could be issued with terms that would adversely affect our common stockholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred stock must be approved by a majority of the Independent Directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act and any applicable prohibitions under ERISA, if applicable.
Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act and by applicable prohibitions under ERISA, if applicable, to indemnify any present or former director or officer of the Company or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor.
In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Furthermore, notwithstanding Maryland law, any indemnification agreement or other agreement, our charter provides that to the extent that our assets are treated as ‘‘plan assets’’ for purposes of ERISA, the Company will not indemnify any person for any liability to the extent that liability arose in connection with the breach by such person of his or her fiduciary duties under ERISA, if applicable.
We have obtained liability insurance for our Independent Directors, which will be paid for by the Company.
Certain Provisions of the MGCL and Our Charter and Bylaws
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Election of Directors; Term
Our bylaws provide that an annual meeting of the Shareholders for the election of directors, amongst other things, will be held on a date and at a time set by the Board. Accordingly, we will hold an annual meeting of the Shareholders at which a nominee for director shall be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. Each director will hold office for a term ending at the next annual meeting of Shareholders following his or her election and when his or her successor is duly elected and qualifies. At each annual meeting of our Shareholders, the successors to the directors whose terms expire at each such meeting will be elected to hold office for a one-year term expiring at the next annual meeting of Shareholders following their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Pursuant to our charter, the Board may amend the bylaws from time to time to alter the vote required to elect a director.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than eleven. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL providing that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act.
Our charter also provides that any director, or the entire board of directors, may be removed at any time, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.
Our charter also provides that any tender offer made by any person, including any ‘‘mini-tender’’ offer, must comply with the provisions of Regulation 14D of the 1934 Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Our charter prohibits any Shareholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such Shareholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Action by Stockholders
Under the MGCL, unless a corporation’s charter provides otherwise (which our charter does not), Shareholder action can be taken only at an annual or special meeting of Shareholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a Shareholder-requested special meeting of Shareholders discussed below, may have the effect of delaying consideration of a Shareholder proposal until the next annual meeting.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
Our bylaws provide that with respect to an annual meeting of Shareholders, nominations of persons for election to our Board and the proposal of business to be considered by Shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a Shareholder who was a Shareholder of record at the record date set by our Board for the purpose of determining Shareholders entitled to vote at the meeting, at the time of giving notice as provided for in our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of Shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the discretion of our Board or (2) provided that the special meeting has been called for the purpose of electing directors, by a Shareholder who was a Shareholder of record at the record date set by our Board for the purpose of determining Shareholders entitled to vote at the meeting, at the time of giving notice as provided for in our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws. The purpose of requiring Shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform Shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Shareholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of Shareholders proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our Shareholders.
Calling of Special Meetings of Shareholders
Our bylaws provide that special meetings of Shareholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the Shareholders requesting the meeting, a special meeting of Shareholders will be called by the secretary of the Company upon the written request of Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Certain Matters
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of these matters by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our bylaws further provide that our bylaws may be amended, altered, repealed or replaced and new bylaws may be adopted, either (a) by the vote of the stockholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of stockholders or (b) by vote of a majority of the Board; provided, however, that any amendment to the provision of the bylaws relating to amendments will require the vote of (i) a majority of the Board and (ii) stockholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of stockholders.
Appraisal Rights
As permitted by the MGCL, our charter provides that Shareholders will not be entitled to exercise appraisal rights unless a majority of our entire Board determines that such rights shall apply.

Business Combinations
Under Maryland law, certain ‘‘business combinations’’ between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, which we refer to as the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under this statute if our board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by our board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
The Business Combination Act will not apply to us to the extent we have less than 100 beneficial owners.
Control Share Acquisitions
The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of the shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock and, as a result, any control shares of the Company will have the same voting rights as all of the other Shares of the Company. Such provision could be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Maryland Control Share Acquisition Act only if the Board determines that it would be in our best interests to do so, including in light of the Board's fiduciary obligations, applicable federal and state laws, and the particular facts and circumstances surrounding the Board's decision.
The Maryland Control Share Acquisition Act will not apply to us to the extent we have less than 100 beneficial owners.
Forum Selection Clause
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as defined by the MGCL, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or employees to us or to our Shareholders, (d) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or employees that is governed by the internal affairs doctrine shall be, in each case, the Supreme Court for the State of New York, New York County or the Circuit Court for Baltimore City, Maryland, or, if those courts do not have jurisdiction, the United Stated District Courts located in the Southern District of New York or the United States District Court for the District of Maryland, Northern Division. By accepting shares of our common stock in connection with this offering, you are agreeing to be bound by these provisions. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States of America, or any rules or regulations promulgated thereunder.
While the applicability of forum selection clauses to claims brought under federal securities law may be subject to challenge, including pursuant to Section 44 under the 1940 Act which generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in our bylaws will likely make it more difficult for a stockholder to successfully pursue litigation against us or those covered by our forum selection clause in another jurisdiction, including one that may be more favorable to such Shareholder.
Conflict with the 1940 Act
Our bylaws provide that, if and to the extent that any provision of the MGCL or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
See ‘‘Item 11. Description of Registrant’s Securities to be Registered—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.’’
Under the Investment Management Agreement, we may, to the extent permitted by applicable law (including ERISA, if applicable), in the discretion of our Board, indemnify the Investment Adviser and certain of its affiliates, as described under ‘‘Item 1. Business—Investment Management Agreement.’’

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
We set forth below a list of our audited financial statements included in this Registration Statement.

Page
Report of Independent Registered Accounting Firm*
Statements of Assets and Liabilities as of [●], 2021*
Statements of Operations for the period ended [●], 2021*
Statements of Changes in Net Assets for the period ended [●], 2021*
Statements of Cash Flows for the period ended [●], 2021*
Notes to Financial Statements*
__________________
*To be filed by amendment.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
(a)List separately all financial statements filed.
The financial statements included in this Registration Statement are listed in “Item 13. Financial Statements and Supplementary Data” and commence on page F-1.
(b)Exhibits

3.1	Articles of Incorporation*
3.2	Articles of Amendment and Restatement**
3.3	Bylaws**
4.1	Form of Subscription Agreement**
4.2	Form of Stock Certificate**
10.1	Investment Management Agreement by and between the Company and the Investment Adviser**
10.2	Administration Agreement by and between the Company and the Administrator**
10.3	Custody Agreement by and between the Company and U.S. Bank National Association**
10.4	Transfer Agent Servicing Agreement by and between the Company and U.S. Bancorp Fund Services LLC**
21.1	List of Subsidiaries—None
__________________
*Filed herewith.
**     To be filed by amendment.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NC SLF Inc.

By:	/s/ Kenneth Kencel
Name:	Kenneth Kencel
Title:	President and Chief Executive Officer

Date:	April 1, 2021